Exhibit 99.4

27 JUNE 2005

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED

WESTFIELD AMERICA MANAGEMENT LIMITED

EACH ENTITY LISTED IN SCHEDULE 1

£600,000,000 GUARANTEED 5.500% NOTES

DUE 2017

TRUST DEED

I

27.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 (TOGETHER, THE TRUSTEE ACTS)	31

28.	WAIVER	36

29.	TRUSTEE TO REGARD NOTEHOLDERS AS A CLASS	36

30.	POWER TO DELEGATE	37

31.	COMPETENCE OF A MAJORITY OF TRUSTEES	37

32.	APPOINTMENT OF TRUSTEES	37

33.	RETIREMENT	38

34.	POWERS IN ADDITION	39

35.	NOTICES	39

36.	GOVERNING LAW	40

37.	JURISDICTION	40

38.	COUNTERPARTS	41

39.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	41

SCHEDULE 1 THE SUBSIDIARY GUARANTORS		43

SCHEDULE 2 APPROVED INDEPENDENT VALUERS		44

SCHEDULE 3 FORM OF DEFINITIVE ORIGINAL NOTE		45

SCHEDULE 4 FORM OF ORIGINAL TEMPORARY GLOBAL NOTE		78

SCHEDULE 5 FORM OF ORIGINAL PERMANENT GLOBAL NOTE		89

SCHEDULE 6 PROVISIONS FOR MEETINGS OF NOTEHOLDERS		96

SCHEDULE 7 CERTIFICATE		103

II

THIS TRUST DEED is made on 27 June 2005

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a proprietary company incorporated and registered in Australia, whose principal executive offices are at Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011, Australia (WT Finance);

(2)	WEA FINANCE LLC, a limited liability company formed in the State of Delaware, United States of America, whose principal executive offices are at 11601 Wilshire Boulevard, 11th Floor, Los Angeles, California 900025-1748, United States (WEA Finance);

(3)	WESTFIELD EUROPE FINANCE PLC, registered number 401989, a public company limited by shares incorporated and registered in Ireland, whose principal executive offices are at 5 Harbourmaster Place, International Financial Services Centre, Dublin 1, Ireland (Westfield Europe and, together with WT Finance and WEA Finance, the Issuers (each an Issuer));

(4)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a public company limited by shares incorporated in Australia, whose principal executive offices are at Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011, Australia (WHL);

(5)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a public company limited by shares incorporated in Australia, whose principal executive offices are at Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011, Australia as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WT);

(6)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a public company limited by shares incorporated in Australia, whose principal executive offices are at Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011, Australia as the responsible entity of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAT and, together with WHL and WT, the Parent Guarantors (each a Parent Guarantor)); and

(7)	EACH ENTITY LISTED IN SCHEDULE 1 (the Subsidiary Guarantors (each a Subsidiary Guarantor and, together with the Parent Guarantors, the Guarantors (each a Guarantor)).

(8)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the Trustee), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS

(A)	Each of WT Finance and Westfield Europe has pursuant to a resolution of its Board of Directors passed on or about 9 June 2005 and WEA Finance has pursuant to a resolution of the Board of Directors of its parent entity passed on 2 June 2005 created and resolved to issue the £600,000,000 aggregate principal amount of 5.500 per cent. Notes constituted by this Trust Deed.

(B)	Each Guarantor has pursuant to a resolution of its Board of Directors passed on or about 9 June 2005 (and, in the case of WCI Finance LLC, pursuant to a resolution of the Board of Directors of its parent entity passed on 2 June 2005) agreed to guarantee, on the terms and conditions contained in this Trust Deed, the due payment of all moneys payable by the Issuers under this Trust Deed.

(C)	The Trustee has agreed to act as trustee of this Trust Deed upon the terms and subject to the conditions hereinafter contained.

NOW THIS DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1. DEFINITIONS

1.1 In this Trust Deed unless there is something in the subject or context inconsistent therewith the expressions following shall have the meanings hereinafter mentioned:

Accrual Date has the meaning given in clause 4.1(a);

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing;

Agents means the Principal Paying Agent and the other Paying Agents or any of them;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under this Trust Deed;

Approved Independent Valuer means (i) each real estate appraisal or valuation firm named in Schedule 2, but only with respect to the jurisdiction set forth opposite its name thereon, or the successor entity of any of them; or (ii) a real estate appraisal or valuation firm specifically selected for purposes of this Trust Deed by the Board of Directors of the Group; provided, that (i) such firm is not an Affiliate of any member of the Group, (ii) such firm is of comparable reputation as determined in good faith by the Board of Directors of the Group in the jurisdiction for which it is being selected to the firms set forth on Schedule 2 to this Trust Deed, and (iii) the Board of Directors of the Group causes the Board Resolutions setting forth the selection of such firm to specify its name, the jurisdiction for which it is being selected, and the findings of the Board of Directors confirming that the requirements of paragraphs (i) and (ii) above have been satisfied;

Auditors means the auditors for the time being of any Issuer or Guarantor, as the case may be, and, in the case of joint auditors, the joint auditors thereof, or in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of this Trust Deed such other firm of chartered accountants as may be nominated by the Issuers and approved by the Trustee for the purpose;

Authorised Officer means, when used with reference to any Issuer or any Guarantor or any Substituted Company, a director or the secretary of such Issuer or Guarantor or Substituted Company or such other person as may be nominated in writing by such Issuer or Guarantor or Substituted Company from time to time;

Bearer Note means a Note which is for the time being in bearer form;

Board of Directors means in relation to an entity or entities either the board of directors, or the equivalent body, of that entity or those entities, as the case may be, or any duly authorised committee of that board or body;

Board Resolution when used with reference to any Issuer or any Guarantor means a copy of a resolution, or the equivalent document, certified by an Authorised Officer of such entity, as applicable, to have been duly adopted by the Board of Directors of the entity and to be in full force and effect on the date of such certification, and delivered to the Trustee;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Combined Financial Statements means statements of financial performance, statements of cash flow and statements of financial position together with statements, reports and notes (including, without limitation, directors’ reports and auditors’ reports (if any)) attached to or intended to be read with any of those statements, in relation to the Group as a consolidated entity, prepared in accordance with GAAP;

Conditions means:

(a)	in relation to the Original Notes, the Conditions in the form endorsed on the Original Notes as the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular specified Condition or paragraph of a Condition shall in relation to the Original Notes be construed accordingly; and

(b)

in relation to the Further Securities of any series, the Conditions endorsed on the Further Securities as the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular specified Condition or paragraph of a Condition shall in relation to the Further Securities of any series, unless either referring specifically to a particular specified Condition or paragraph of a Condition of such Further Securities or the context otherwise requires, be construed as a reference to the provisions (if any) in the Conditions thereof which correspond to the provisions of the particular specified Condition or paragraph of a Condition of the Original Notes;

Couponholders means the several persons who are for the time being holders of the Coupons;

Coupons means the bearer coupons appertaining to the Bearer Notes or, as the context may require, a specific number thereof or any replacement Coupons issued pursuant to Condition 12;

Director means a person who is for the time being a director of an Issuer, a Guarantor or a Substituted Company, as applicable;

Entity Interest means any membership or other interest in, or rights in respect of, an entity, whether such interest arises or is constituted by way of shares, units, an agreement or otherwise;

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

Event of Default means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Notes would, subject only to declaration by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 20 of Schedule 6 hereto;

Further Securities means notes of any of the Issuers constituted by a deed supplemental to this Trust Deed pursuant to clauses 4.2 and 4.3 and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Further Securities issued pursuant to Condition 16 and any global note or notes issued pending the issue of definitive Further Securities in exchange therefor;

GAAP means generally accepted accounting principles in Australia as applicable from time to time and consistently applied;

Global Notes means the Original Temporary Global Note and the Original Permanent Global Note and any global note or notes representing any Further Securities, each a Global Note;

Group means the Parent Guarantors and their respective Subsidiaries, taken as a whole;

Group Trust means any trust or managed investment scheme in respect of which a Group Trustee is trustee or responsible entity;

Group Trustee means (i) each Guarantor Trustee, or (ii) each other trustee or responsible entity of a trust or a managed investment scheme, which trust or managed investment scheme is included as a Subsidiary of any Issuer or Guarantor;

Guarantee means the guarantee given by the Guarantors pursuant to clause 7;

Guarantor Trustee means (1) WML, as responsible entity and trustee of Westfield Trust, (2) WAML, as responsible entity and trustee of Westfield America Trust, and (3) any other Guarantor which is or becomes bound by this Trust Deed in its capacity as trustee or responsible entity of a trust, and includes any replacement responsible entity or a replacement trustee for any of them;

Indebtedness has the meaning set out in Condition 3;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses (in the case of costs and expenses, properly incurred) on a full indemnity basis;

Material Subsidiary means, at any particular time, a Subsidiary of any Issuer or any Guarantor: (a) whose (i) total assets or (ii) gross revenues (in each case (x) attributable to the relevant Issuer or Guarantor and (y) consolidated in respect of a Subsidiary which itself has Subsidiaries) are equal to or greater than 10 per cent. of the consolidated total assets or consolidated gross revenues, as the case may be, of the Group, in each case as calculated by reference to the then latest audited consolidated or, as the case may be, unconsolidated financial statements of the relevant Subsidiary or Subsidiaries and the then latest audited consolidated financial statements of the Group; or (b) to which is transferred all or substantially all of the business, assets and undertaking of a Subsidiary of any Issuer or Guarantor which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary of the Issuer or Guarantor shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary (subject in each case to the provisions of paragraph (a) above). A report by two Authorised Officers of any Issuer or Parent Guarantor certified by the auditor of such Issuer or Parent Guarantor that in their opinion a Subsidiary of the Issuer or Guarantor is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders and Couponholders;

Noteholders means the several persons who are for the time being bearers of the Notes;

Notes means the Original Notes and any Further Securities except that in Schedule 4 and Schedule 5 Notes means the Original Notes and any other Notes forming a single series therewith and the words Noteholders, Coupons and Couponholders where used therein shall be construed accordingly;

Obligations means all moneys for the time being due or owing by the Issuers to the Trustee, the Noteholders and the Couponholders under or pursuant to this Trust Deed, the Notes and Coupons;

Original Couponholders means the several persons who are for the time being bearers of the Original Coupons;

Original Coupons means the bearer coupons appertaining to the Original Notes or, as the context may require, a specific number thereof;

Original Global Notes means the Original Temporary Global Note and/or the Original Permanent Global Note;

Original Noteholders means the several persons who are for the time being bearers of the Original Notes;

Original Notes means the £600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 to be issued hereunder in the form or substantially in the form set out in Schedule 3 and for the time being outstanding or, as the context may require, a specific number thereof and (except for the purposes of clause 5.1) includes the Original Global Notes or any replacement Original Notes issued pursuant to Condition 12;

Original Permanent Global Note means the permanent global note which will represent the Notes after exchange of the Original Temporary Global Note, substantially in the form set out in Schedule 5;

Original Temporary Global Note means the temporary global note which will represent the Original Notes on issue, substantially in the form set out in Schedule 4;

outstanding means, in relation to the Notes, all the Notes other than (a) those which have been redeemed in accordance with this Trust Deed and the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest payable hereunder in respect thereof) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided in the Paying Agency Agreement and remain available for payment against presentation and surrender of, or in respect of, Notes and/or Coupons, as the case may be, (c) those which have been purchased by the Issuers, the Guarantors or any of their respective Subsidiaries and cancelled, (d) any Global Note upon the extinguishment of the principal amount represented thereby by the completion of the exchange therefor of another Global Note or Notes in definitive form, (e) those which have become void under Condition 11, (f) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 12,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing and any direction or request by the holders of the Notes;

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of subclause 19.2, Conditions 9, 13 and 14 and paragraphs 3, 6 and 10 of Schedule 6;

(iii)	any discretion, power and authority (whether contained in this Trust Deed or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them,

those Notes (if any) which are for the time being held by or on behalf of or for the benefit of any Issuer, any Guarantor, any Subsidiary of any Issuer or any Guarantor shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agency Agreement means (i) in relation to the Original Notes, the Agreement dated 27 June 2005 and made between the Issuers, the Guarantors, the Trustee and the Agents as the same may from time to time be amended and/or restated with the approval of the Trustee, whereby Deutsche Bank AG, London Branch, is appointed Principal Paying Agent for the Original Notes and certain other banks are appointed as the other Agents and includes any other agreement the terms of which have been approved by the Trustee appointing further or other Agents or amending the terms of any such appointment and (ii) in relation to any Further Securities, means the agreement, as the same may from time to time be amended and/or restated with the approval of the Trustee, appointing the Agents in respect of those Further Securities and includes any other agreement the terms of which have been approved by the Trustee appointing further or other Agents or amending the terms of any such appointment;

Paying Agents means in relation to the relevant Notes, the several institutions (including where the context permits the Principal Paying Agent) named as such at the end of the Conditions or such other or further paying agents for the Notes as may from time to time be appointed by the Issuers with the approval of and on terms approved by the Trustee and notice of whose appointment is given to the Noteholders in accordance with Condition 17;

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof;

 personal property means any property other than real property;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Primary Trust means the Westfield Trust, the Westfield America Trust and any other trust that is a Guarantor from time to time as notified to the Trustee;

Primary Trust Constitution means (a) in respect of WT, the Westfield Trust Constitution as amended from time to time; (b) in respect of WAT, the Westfield America Trust Constitution as amended from time to time; and (c) in relation to any other trust that is a Guarantor from time to time, the constitution of such trust as notified to the Trustee;

Primary Trustee means: (a) WT, as responsible entity of the Westfield Trust; (b) WAT, as responsible entity of the Westfield America Trust; and (c) in relation to any other trust that is a Guarantor from time to time, the responsible entity of such trust as notified to the Trustee, and includes any replacement responsible entity for any of them.

Principal Paying Agent means, in the case of the Original Notes, Deutsche Bank AG, London Branch, or such other principal paying agent for the Original Notes as may from time to time be appointed by the Issuers with the approval of and on terms approved by the Trustee and notice of whose appointment is given to the Original Noteholders in accordance with Condition 17 and, in the case of Further Securities, means the principal paying agent appointed under the Paying Agency Agreement relating to such Further Securities or such other principal paying agent for such Further Securities as may from time to time be appointed by the Issuer with the approval of and on terms approved by the Trustee and notice of whose appointment is given to the holders of the Further Securities in accordance with Condition 17;

repay shall include redeem and vice versa and repaid, repayable and repayment and redeemed, redeemable and redemption shall be construed accordingly;

specified office means (a) in relation to any Agent named as such at the end of the Conditions, its office there specified and/or such other office or offices as may from time to time be specified by the Issuers with the approval of the Trustee in accordance with Condition 7 and notified to the Noteholders in accordance with Condition 17 and (b) in relation to any other Agent, the office or offices specified in the notice of appointment of such Agent and/or such other office or offices as may from time to time be specified by the Issuers with the approval of the Trustee in accordance with Condition 7 and notified to the Noteholders as aforesaid; provided, however that a specified office shall not be in the United States or any of its possessions.

Stock Exchange means either the Irish Stock Exchange, the London Stock Exchange Limited or any other stock exchange (if any) on which the Notes are listed;

Subsidiary has the meaning given in the Australian Corporations Act 2001 (Cth), but as if body corporate includes any entity: it also includes an entity whose profit or loss is required by GAAP to be included in the consolidated annual profit and loss statements of that entity or would be so required if that entity were a corporation: if more than one Parent Guarantor (each a Relevant Parent Guarantor) holds, or has Subsidiaries which hold, an Entity Interest in an entity and that entity would (under this definition) be a Subsidiary of any one of the Relevant Parent Guarantors if such Entity Interests were all held by that Relevant Parent Guarantor, then that entity and each of its Subsidiaries will be regarded as a Subsidiary of that Relevant Parent Guarantor for the purposes of this Trust Deed: if as a result of the foregoing, an entity is a Subsidiary of Relevant Parent Guarantors, then the satisfaction by one Relevant Parent Guarantor of an obligation in respect of that entity will be taken to satisfy the obligation of each other Relevant Parent Guarantor in respect of that entity;

TARGET System means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System;

this Trust Deed means this Trust Deed, its Schedules, the Conditions, the Notes and the Coupons (as from time to time amended or supplemented in accordance with this Trust Deed) and any deed or other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees;

1.2 In this Trust Deed, where the context so permits, words importing the singular number only shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, partnerships, trusts and corporations.

1.3 References in this Trust Deed to Schedules and to clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed.

1.4 References in this Trust Deed to principal shall be deemed to include a reference to any premium (if any) payable pursuant to Condition 6(c) and references in this Trust Deed to principal and/or interest in respect of the Notes or to any moneys payable by the Issuers or the Guarantors under this Trust Deed or under the Notes or the Coupons shall be deemed to include a reference to any additional amounts which may be payable under Condition 8.

1.5 References in this Trust Deed to remuneration or costs or charges or expenses shall be deemed to refer also to any value added tax or similar tax charged or chargeable in respect thereof.

1.6 References to any provisions of any statute shall (unless otherwise specified in this Trust Deed) be deemed to refer also to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

1.7 References in this Trust Deed to Sterling or £ are to the currency of the United Kingdom of Great Britain and Northern Ireland.

1.8 Any action, remedy or method of judicial proceedings for the enforcement of rights of creditors or any administration, insolvency, bankruptcy, liquidation or winding up proceedings shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors or administration, insolvency, bankruptcy, liquidation or winding up proceedings available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceedings described or referred to in this Trust Deed.

1.9 Headings are inserted only for convenience and shall not affect the construction of this Trust Deed.

1.10 All references in this Trust Deed to the Trustee’s approval or consent or satisfaction shall, unless expressed otherwise, be subject to a requirement that such approval or consent or satisfaction shall not be unreasonably withheld. All references in this Trust Deed involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the Noteholders.

2. LIMITATION ON PRIMARY TRUSTEE’S LIABILITY

2.1 Each Primary Trustee enters into this Trust Deed only in its capacity as responsible entity of the Primary Trust of which it is trustee and in no other capacity. A liability arising under or in connection with this Trust Deed can be enforced against a Primary Trustee only to the extent to which it can be satisfied out of property of the Primary Trust out of which that Primary Trustee is actually indemnified for the liability. This limitation of a Primary Trustee’s liability applies despite any other provision of this Trust Deed (except clause 2.3) and extends to all liabilities and obligations of that Primary Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Trust Deed.

2.2 None of the Trustee or any Noteholder or Couponholder may sue a Primary Trustee in its personal capacity or seek the appointment of a liquidator, administrator, receiver or similar person to a Primary Trustee or prove in any liquidation, administration or arrangement of or affecting a Primary Trustee.

2.3 The provisions of this clause 2 do not apply to any obligation or liability of a Primary Trustee to the extent that it is not satisfied because under the Primary Trust Constitution of the Primary Trust of which that Primary Trustee is Primary Trustee or by operation of law there is a reduction in the extent of that Primary Trustee’s indemnification out of the assets of the Primary Trust of which that Primary Trustee is trustee, as a result of that Primary Trustee’s fraud, negligence or breach of duty.

2.4 A Primary Trustee is not obliged to enter into any commitment or obligation in addition to its obligations under this Trust Deed unless that Primary Trustee’s liability is limited in a manner satisfactory to that Primary Trustee in its absolute discretion.

2.5 All of the terms, clauses and conditions of this Trust Deed and any deed supplemental to this Trust Deed are subject to this clause 2.

3. AMOUNT AND ISSUE OF ORIGINAL NOTES

3.1 The aggregate principal amount of the Original Notes is limited to £600,000,000.

3.2 The Original Notes may be issued at such time to such persons and at such price as the Issuers shall determine and the Trustee shall not be responsible for the receipt or the application of the proceeds of issue thereof by the Issuers.

4. COVENANT TO REPAY AND TO PAY INTEREST

4.1 As and when the Original Notes or any of them become due to be redeemed in accordance with and subject to the Conditions or any provision of this Trust Deed, the Issuers shall jointly severally and unconditionally pay or cause to be paid to or to the order of the Trustee, in Sterling in London in immediately available funds (or such other funds as may for the time being be customary for settlement in London of international payments in Sterling) in the amount of principal in respect of the Notes becoming due for repayment together with any applicable premium and shall (subject to the provisions of the Conditions) until such payment is duly made unconditionally pay to or to the order of the Trustee as aforesaid, in a city outside of the United States in which banks have access to the TARGET System, interest in Sterling on the principal amount of the Original Notes at the rate (as well after as before any judgment or other order of a court of competent jurisdiction) of 5.500 per cent. per annum, with effect from and on the dates provided for in the Conditions provided that:

(a)	If interest is required to be calculated in respect of a period of less than a full year, it will be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following interest payment date;

(b)	Every payment of principal or interest in respect of the Original Notes made to or to the account of the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be in satisfaction pro tanto of the covenant by the Issuers in this clause contained except to the extent that there is default in the subsequent payment in accordance with the Conditions to the Original Noteholders or Original Couponholders (as the case may be); and

(c)	In any case where payment of all or any part of the principal in respect of any Original Note upon due presentation thereof is improperly withheld or refused by the Issuers or default is otherwise made in respect of such payment by the Issuers, interest shall accrue on such principal at the rate aforesaid (as well after as before any judgment) up to but excluding the date on which, upon further presentation thereof, payment in full of the principal in respect of such Original Note is made or (if earlier) the seventh day after notice is duly given to the holder of such Note (either in accordance with Condition 17 or individually) that upon presentation thereof being duly made such payment will be made, provided that upon further presentation thereof being duly made such payment is in fact made;

The Trustee will hold the benefit of this covenant on trust for the Original Noteholders and Original Couponholders and itself in accordance with this Trust Deed.

4.2 The Issuers shall be at liberty from time to time (but subject always to the terms and conditions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further notes in bearer form ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the Original Notes.

4.3 Any Issuer shall be at liberty from time to time (but subject always to the terms and conditions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further notes (whether in bearer or registered form) upon such terms as to interest, conversion, premium, redemption and otherwise as such Issuer may at the time of the issue thereof determine.

4.4 Any further notes created and issued pursuant to the provisions of clause 4.2 above so as to form a single series with the Original Notes shall be constituted by a deed supplemental to this Trust Deed and any other further notes created and issued pursuant to the provisions of clause 4.3 may, subject to the consent of the Trustee, be constituted by a deed supplemental to this Trust Deed. In any such case, the Issuers and the Guarantors shall, prior to the issue of any further notes to be so constituted (being Further Securities) or as soon as practicable thereafter, execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped or denoted with any stamp duty or similar documentation taxes) and containing a covenant by the Issuer substantially in the form mutatis mutandis of clause 4.1 of this Trust Deed in relation to the principal and interest in respect of such Further Securities and a guarantee by the Guarantors substantially in the form mutatis mutandis of clause 7 of this Trust Deed in respect of such Further Securities and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee, the Issuers and the Guarantors shall agree including making such consequential modifications to this Trust Deed as the Trustee the Issuers and the Guarantors shall determine in order to give effect to such issue of Further Securities. A memorandum of every such supplemental Trust Deed shall be endorsed by the Trustee on this Trust Deed and by each of the Issuers and the Guarantors on their duplicates of this Trust Deed.

4.5 Any Further Securities not forming a single series with the Original Notes or with any other series of Further Securities shall form a separate series and accordingly, unless for any purpose the Trustee and the Issuer shall otherwise agree, the provisions of clauses 4.6, 6, 14, 15, 18, 19, 20, 24, 26, 27, 28, 29 and 30 shall apply separately to each series of the Notes and in such clauses the expressions Notes and Noteholders, Coupons and Couponholders shall be construed accordingly.

4.6 At any time after the occurrence of an Event of Default, the Trustee may:

(a)	by notice in writing to the Issuers, the Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents pursuant to the Paying Agency Agreement:

(i)	to act thereafter as Principal Paying Agent and Agents respectively of the Trustee under the terms of this Trust Deed and the Notes, mutatis mutandis, on the terms provided in the Paying Agency Agreement (save that the liability of the Trustee under any of the provisions thereof shall be limited to the value of the assets for the time being held on the trusts of this Trust Deed less any liabilities of the Trustee and available for the purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)	to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of the Notes and Coupons to the Trustee or as the Trustee shall direct in such notice; and

(b)	by notice in writing to the Issuers and the Guarantors require them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice until such notice is withdrawn reference to payments being made to the Principal Paying Agent in the Conditions, clause 4.1(b) and, in relation to the Issuers and the Guarantors, clause 16, shall be construed as a reference to payments being made to the Trustee.

4.7 The obligations and duties of the Issuers under this Trust Deed shall be joint and several.

5. DEFINITIVE ORIGINAL NOTES AND ORIGINAL GLOBAL NOTES

5.1 The Original Notes in definitive form (in this clause, the Definitive Original Notes) are direct, unconditional and (subject to the provisions of Condition 4) unsecured and unsubordinated obligations of the Issuers and rank (subject as aforesaid and to any applicable statutory exceptions) pari passu and rateably without any preference or priority among themselves and equally with all other outstanding unsecured and unsubordinated obligations of the Issuers, present and future. The Definitive Original Notes shall be signed in facsimile on behalf of the Issuers by one Authorised Officer and the Original Coupons shall be signed in facsimile on behalf of the Issuers by one Authorised Officer and they shall be in or substantially in the respective forms set out in Schedule 3. The Issuers may use on any Definitive Original Note or any Original Coupon a facsimile signature of any person who shall have been or shall be an Authorised Officer of the Issuers at the time such signature is affixed to an Original Note or Original Coupon notwithstanding the fact that any such person shall have ceased to be an Authorised Officer of the Issuers at the date of issue of the Original Note or Original Coupon. The Definitive Original Notes shall have endorsed thereon the Conditions in or substantially in the form set out in Schedule 3 and shall be issued as Bearer Notes in denominations of £50,000, with £1,000 increments thereafter, serially numbered, with Original Coupons attached, title to which shall pass by delivery.

5.2 The Issuers shall not initially issue the Definitive Original Notes but shall deposit with a bank depositary common to Euroclear and Clearstream, Luxembourg, on terms that it shall hold the same for the account of the persons who would otherwise be entitled to receive the Definitive Original Notes, one Original Temporary Global Note which shall be in bearer form without Original Coupons and printed or lithographed and signed by an Authorised Officer of each of the Issuers, shall be in the form or substantially in the form set out in Schedule 4 and shall be in the principal amount of £600,000,000.

5.3 On or after a date which is expected to be 8 August 2005 upon Euroclear or Clearstream, Luxembourg delivering to the Principal Paying Agent, in accordance with the provisions of the Original Temporary Global Note, at its offices in London a certificate signed by or on behalf of Euroclear or Clearstream, Luxembourg in the form set out in the Original Temporary Global Note, the Original Temporary Global Note shall be exchanged, in whole or (by endorsement thereon to that effect and in an amount corresponding to the amount so specified in the certificate by Euroclear or Clearstream, Luxembourg) in part, for the Original Permanent Global Note, which shall be in bearer form without Original Coupons and printed or lithographed and signed by an Authorised Officer of each of the Issuers, and which the Issuers shall procure to be delivered free of charge to Euroclear or Clearstream, Luxembourg. The delivery to the Issuers by Euroclear or Clearstream, Luxembourg of any certificate in the appropriate form referred to in the Original Temporary Global Note may be relied upon by the Issuers as conclusive evidence that a related certificate or certificates of beneficial ownership has or have been delivered to Euroclear or Clearstream, Luxembourg as contemplated by the terms of the Original Temporary Global Note.

5.4 The Original Permanent Global Note shall be exchangeable for Definitive Original Notes as set out in the Original Permanent Global Note.

5.5 The provisions of clauses 5.2, 5.3 and 5.4 and of the Original Global Notes shall not alter or impair the obligation of the Issuers which is absolute and unconditional to pay the principal and interest in respect of the Original Notes on the dates and at the places and at the rate and in the coin or currency prescribed.

6. STAMP DUTIES: OBLIGATION TO COMPLY WITH PROVISIONS OF TRUST DEED, NOTES AND COUPONS: INCORPORATION OF SCHEDULE 6

6.1 The Issuers will pay all stamp, capital, issue, registration, documentary and other similar duties or taxes payable on or in connection with the constitution and issue of the Notes and the Coupons, the distribution of the Notes and the execution of this Trust Deed. If, in consequence of an Event of Default, Potential Event of Default or a breach of this Trust Deed, the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) shall take proceedings to enforce the obligations of the Issuers or the Guarantors under this Trust Deed or under the Notes or the Coupons or any of them and for the purposes of such proceedings this Trust Deed or a copy thereof or any Notes or Coupons are taken into any jurisdiction and stamp, capital, issue, registration, documentary or other similar duties or taxes become payable on this Trust Deed or such Notes or Coupons before or in connection with such proceedings in such jurisdiction, the Issuers will forthwith pay (or reimburse the person making payment of) all such duties and taxes including interest and penalties (if any).

6.2 Each of the Issuers and each of the Guarantors hereby severally covenants to comply with and perform and observe all the obligations on its part contained in this Trust Deed and under the Notes which are expressed to be binding on it. The Notes and the Coupons shall be held subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuers, the Guarantors, the Noteholders and the Couponholders and all persons claiming through or under them respectively in accordance with their respective terms. The Trustee shall itself be entitled to enforce the obligations of the Issuers and the Guarantors under the Notes and the Coupons and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes, the Coupons and the Conditions.

The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders and Couponholders according to its and their respective interests.

6.3 The provisions contained in Schedule 6 shall have full effect in the like manner as if the same had been incorporated herein.

7. GUARANTEE

7.1 Each Subsidiary Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Trustee, the Noteholders and the Couponholders, upon demand by the Trustee, the due and punctual payment by the Issuers of the Obligations when due or within any applicable grace periods specified in Condition 9. Each Subsidiary Guarantor hereby agrees to pay any and all Liabilities incurred by the Trustee, any Noteholder or any Couponholder in enforcing any rights under the Guarantee given by that Subsidiary Guarantor. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Issuers but for the fact that they are unenforceable or not allowable due to the existence of any insolvency proceeding involving the Issuers.

7.2 Each Parent Guarantor hereby severally, unconditionally and irrevocably guarantees in full to the Trustee, for the benefit of the Trustee, the Noteholders and the Couponholders, upon demand by the Trustee, the due and punctual payment by the Issuers of the Obligations when due or within any applicable grace periods, specified in Condition 9. Each Parent Guarantor hereby agrees to severally pay any and all Liabilities incurred by the Trustee, any Noteholder or any Couponholder in enforcing any rights under the Guarantee given by that Parent Guarantor. Without limiting the generality of the foregoing, each Parent Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Issuers but for the fact that they are unenforceable or not allowable due to the existence of any insolvency proceeding involving the Issuers.

7.3 Each Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, shall constitute a guarantee of payment and performance and not a guarantee of collection, shall be a continuing guarantee of all present and future Obligations, and shall be irrevocable, absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note or Coupon or this Trust Deed, any failure or delay to enforce the provisions of, or any right to remedy under, any Note or Coupon or this Trust Deed, any waiver, modification or indulgence granted to the Issuers with respect thereto, by any Noteholder or any Couponholder or the Trustee, or any other circumstances that may otherwise constitute a legal or equitable discharge of a Guarantor to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of the Obligations as would have been receivable had such Obligations been paid by the Issuers. Notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of such Guarantor, increase the principal amount of any Note or Coupon or the interest rate thereon or increase any premium payable upon redemption thereof.

7.4 Each Guarantor hereby waives presentment, filing of claims with a court in the event of dissolution, termination, merger, consolidation, moratorium, liquidation, winding up or bankruptcy of the Issuers, or any right to require proceedings first against the Issuers, protest or notice with respect to the Notes or the Coupons or the indebtedness evidenced thereby and all demands whatsoever and the Trustee may determine from time to time whether it will enforce this Guarantee and may from time to time make any arrangement or compromise with the Guarantors (without prejudice to the rights and obligations of the Issuers and the Guarantors inter se) in relation to this Guarantee which the Trustee considers expedient in the interests of the Noteholders and Couponholders.

7.5 Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Noteholders, Couponholders and the Trustee, on the other hand, the Obligations may be accelerated as provided in Condition 9 for the purposes of the Guarantee given by that Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and in the event of any declaration of acceleration of such obligations as provided in Condition 9, such obligations (whether or not due and payable) shall forthwith become due and payable by that Guarantor for the purpose of the Guarantee given by that Guarantor. If any Noteholder or Couponholder or the Trustee is required by any court or otherwise (including as a preference or fraudulent transfer or by virtue of any subordination of the Obligations) to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Noteholder or Couponholder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Obligations whenever such a return occurs.

7.6 Each Guarantor shall be subrogated to all rights of each Noteholder and Couponholder against the Issuers in respect of any amounts paid to such Noteholder or Couponholder by such Guarantor pursuant to the provisions of the Guarantee provided by such Guarantor. Notwithstanding, such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation (whether arising in equity or under contract, statute or common law) until all Obligations which have become presently due and payable in respect of such Notes or Coupons shall have been paid in full in cash (whether by the Issuers or under the Guarantees or otherwise).

7.7 If (a) any of the Obligations have become presently due and payable but have not been paid by the Issuers and (b) any amount is paid to or recovered by any Guarantor (whether directly or indirectly) on account of any right or obligation of such Guarantor against the Issuers which is subordinated pursuant to this clause to the rights of Noteholders and Couponholders to receive payment of such Obligations from the Issuers, then such amount shall be held in trust by the Guarantor for the benefit of such Noteholder or Couponholder or the Trustee on their behalf, not commingled with any of such Guarantor’s other funds and forthwith paid over to the Trustee, in the exact form received, together with any necessary endorsements, to be applied and credited against the Obligations and the obligations of such Guarantor under this Trust Deed in accordance with clause 13.

7.8 Each Guarantee shall not be valid or become obligatory for any purpose with respect to a Note or Coupon until the certificate of authentication on such Note or Coupon shall have been signed by or on behalf of the Principal Paying Agent.

8. LIMITATION ON GUARANTOR LIABILITY

8.1 Each Guarantor, and by its acceptance of the Notes or Coupons, each Noteholder and Couponholder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable law of any jurisdiction relating to financial assistance, to the extent applicable to any Guarantee. The Trustee, the Noteholders, the Couponholders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor, but only to the extent such obligations would otherwise be void, voidable or otherwise unenforceable, shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this clause 8, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance or prohibited financial assistance.

9. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

9.1 In case of any consolidation, merger, sale or conveyance in relation to a Guarantor as permitted by Condition 10 and upon the assumption by the successor Person, by a supplemental Trust Deed, executed by the successor Person and the Trustee (but without any need for it to be executed by any Issuer or other Guarantor) and delivered to the Trustee in a form satisfactory to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Trust Deed to be performed by that Guarantor in accordance with Condition 10, together with, as necessary, such legal opinions in respect of such supplemental Trust Deed in a form satisfactory to and as to the laws of such relevant jurisdiction(s) as may be required by the Trustee (provided always that (save insofar as it opines on any such consolidation, merger, sale or conveyance) such opinion shall not be more extensive than those initially given in relation to the relevant Guarantor) such successor Person shall succeed to and be substituted for that Guarantor with the same effect as if it had been named in this Trust Deed as a Guarantor. All the Guarantors hereby agree that all the Guarantees so issued shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees theretofore and thereafter issued in accordance with the terms of this Trust Deed as though all of such Guarantees had been issued at the date of execution of this Trust Deed and the obligations of any such successor shall be (in the case of a successor to a Parent Guarantor) several or (in the case of a successor to a Subsidiary Guarantor) joint and several with the other Parent Guarantors or, as the case may be, Subsidiary Guarantors.

9.2 Except as set forth in Condition 10 nothing contained in this Trust Deed or in any of the Notes or Coupons shall prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

10. RELEASE OF SUBSIDIARY GUARANTEE

10.1 The Parent Guarantors may by written notice to the Trustee request that a Subsidiary Guarantor cease to be a guarantor of the Obligations. Upon receipt of such notice by the Trustee (together with a certificate signed by two Authorised Officers of the relevant Parent Guarantor to the effect that all conditions precedent in this clause 10 have been complied with), that Guarantor shall be automatically and irrevocably released and relieved of any obligations under its Guarantee in respect of the Obligations. The conditions precedent to any such release are:

(a)	no Event of Default is continuing, or will result from the release of that Guarantor;

(b)	none of the Obligations which are guaranteed by that Subsidiary Guarantor are, at that time, due and payable but unpaid, and

(c)	at the time of such notice any such Subsidiary Guarantor is not a guarantor of (or co-obligor on) any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries, other than (i) any series of Notes and (ii) Indebtedness, the related guarantees (or obligations) of which have been or will be released concurrently with the release of the Guarantee of such Subsidiary Guarantor hereunder.

10.2 The Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee.

10.3 For so long as any Notes remains outstanding, each Subsidiary Guarantor that has provided a Guarantee to the Noteholders, which Guarantee has been released pursuant to this clause 10, must provide a new Guarantee on terms substantially identical to the initial Guarantee to the Noteholders by executing and delivering a supplemental Trust Deed within 30 days of such Subsidiary Guarantor becoming a guarantor of any other Indebtedness.

10.4 Except as expressly provided in clauses 10 and 11, each Guarantee is a continuing Guarantee and shall (i) remain in full force and effect until receipt from the Issuers or the Guarantors by or for the account of the Trustee of the full amount necessary to enable payment in full to be made to the Noteholders, the Couponholders and the Trustee in the currency, at the place and in the manner provided for in this Trust Deed, the Notes and the Coupons, (ii) be binding upon the Guarantor providing such Guarantee, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Trustee, (and, where permitted under this Trust Deed, the Noteholders and the Couponholders) and their successors, transferees and assigns.

11. TERMINATION OF THE GUARANTEE

11.1 The obligations of any Guarantor under this Trust Deed shall terminate at such time such Guarantor merges or consolidates with any Issuer or other Guarantor or at such other time as any Issuer acquires all of the assets and share capital of such Guarantor and the Guarantor has delivered to the Trustee a certificate signed by two Authorised Officers of the Guarantor to the effect that the conditions herein specified have been complied with.

12. ADDITIONAL GUARANTORS

12.1 Each Parent Guarantor may, by notice to the Trustee, nominate any Person as an additional Parent Guarantor for the purposes this Trust Deed, the Notes and the Coupons. That Person shall become an additional Parent Guarantor if that Person assumes, by a supplemental Trust Deed executed and delivered to the Trustee in a form satisfactory to the Trustee, the covenants and conditions of this Trust Deed to be performed by a Parent Guarantor. Upon such assumption, the Guarantee given by such Person as a Parent Guarantor shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees provided by the other Parent Guarantors theretofore and thereafter issued in accordance with the terms of this Trust Deed as though all of such Guarantees had been issued at the date of the execution hereof.

12.2 Each Parent Guarantor may, by notice to the Trustee, nominate any Person as an additional Subsidiary Guarantor for the purposes this Trust Deed, the Notes and the Coupons. That Person shall become an additional Subsidiary Guarantor if that Person assumes, by a supplemental Trust Deed executed and delivered to the Trustee in a form satisfactory to the Trustee, the covenants and conditions of this Trust Deed to be performed by a Subsidiary Guarantor. Upon such assumption, the Guarantee given by such Person as a Subsidiary Guarantor shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees provided by the other Subsidiary Guarantors theretofore and thereafter issued in accordance with the terms of this Trust Deed as though all of such Guarantees had been issued at the date of the execution hereof.

12.3 If in accordance with the provisions of this Trust Deed or the Conditions any Person is to be or is required or obliged to be admitted as a Guarantor, notwithstanding any other provision of this Trust Deed but without prejudice to any other conditions precedent to its admission as a Guarantor as provided in this Trust Deed, such Person shall become a Parent Guarantor or, as the case may be, Subsidiary

Guarantor by executing and delivering to the Trustee a supplemental Trust Deed in a form satisfactory to the Trustee together with such legal opinions in respect of the supplemental Trust Deed in a form satisfactory to and as to the laws of such relevant jurisdiction(s) as may be required by the Trustee (provided always that (save to the extent required to cover any condition precedent to the admission of a Guarantor) such opinion shall not be more extensive than those given in relation to the initial Guarantors). The Issuers and each Guarantor shall be deemed to have consented to the admission of any Person as a new Guarantor and shall be deemed to be jointly and severally liable with any new Guarantor (in the case of the Subsidiary Guarantors in respect of the admission of a new Subsidiary Guarantor) or, as the case may be, severally liable with any new Guarantor (in the case of the Parent Guarantors in respect of the admission of a new Parent Guarantor).

13. APPLICATION OF MONEYS RECEIVED BY TRUSTEE

13.1 Subject to clause 13.2, all moneys received by the Trustee under this Trust

Deed (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 11) shall be held by the Trustee upon trust to apply the same:

(a)	first, in payment or satisfaction of all amounts then due and unpaid under clauses 19 and/or 26 to the Trustee and/or any Appointee;

(b)	secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due in respect of the Notes; and

(c)	thirdly, as to the balance (if any), in payment to the Issuers (in equal portions) without prejudice to or liability in respect of any question as to how such payment shall be dealt with as between the Issuers, the Guarantors or any other person.

13.2 If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under clause 13.1 shall be less than one-tenth of the principal amount of the Notes then repayable the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised; and such investments with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then repayable. The accumulated investments shall be applied under clause 13.1. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under clauses 19 and/or 26 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders or the holders of the related Coupons, as the case may be.

14. INVESTMENT

Any moneys which under the trusts of this Trust Deed ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any on time deposit in Sterling with a bank with a rating of at least AA or government bond denominated in Sterling issued by the government of France, Germany or the United Kingdom as the Trustee may, in its absolute discretion, think fit.

15. POWER OF TRUSTEE TO INSTITUTE PROCEEDINGS

15.1 The Trustee may, at any time, at its discretion and (subject to clause 15.2), without being required to give further notice to the Issuers, the Guarantors or the Noteholders or the Couponholders or any of them, institute such proceedings and/or take any other action as it may think fit to enforce the performance of any of the provisions of this Trust Deed or the Notes or the Coupons. No Noteholder or Couponholder shall be entitled to proceed directly against the Issuers and/or the Guarantors unless the Trustee, having become bound to proceed in accordance with this clause 15, fails or neglects so to do within a reasonable period, such period not to be less than six months, and such failure or neglect is continuing.

15.2 Save where expressly provided otherwise, the Trustee shall not be bound to take any proceedings or action referred to in clause 15.1 above or any other action under this Trust Deed unless:

(a)	it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by Noteholders holding at least one-quarter in principal amount of the Notes outstanding; and

(b)	it shall have been indemnified and/or secured to its satisfaction against all proceedings, claims and demands to which it may be or become liable and all costs, charges, expenses and liabilities which may be incurred by it in connection therewith.

15.3 Should the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) institute legal proceedings against the Issuers or any Guarantor to enforce any obligation under this Trust Deed or under the Notes or the Coupons:

(a)	proof therein that, as regards any specified holder of a Note, the Issuers or any Guarantor have or has made default in paying any principal due in respect of some or all of his Notes shall (unless the contrary be proved) be sufficient evidence that the Issuers or the relevant Guarantor have or has made the like default as regards all other Noteholders any of whose Notes are then repayable; and

(b)	proof therein that, as regards any specified Couponholder, the Issuers or any Guarantor have or has made default in paying any interest due in respect of some or all of his Coupons appertaining to the Notes (unless the contrary be proved) be sufficient evidence that the Issuers or the relevant Guarantor have made the like default as regards all other Couponholders any of whose Coupons appertaining to the Notes are then payable.

15.4 The Trustee shall be and is hereby authorised to assume without enquiry and it is hereby declared to be the intention that it shall assume without enquiry, in the absence of knowledge or express notice to the contrary, that the Issuers and the Guarantors respectively are duly performing and observing all the covenants and provisions contained in this Trust Deed and on its or their part(s) to be performed and observed and that no Event of Default or Potential Event of Default has happened.

16. PAYMENTS TO BE A GOOD DISCHARGE

Subject to the provisions of clause 4.6, any payment to be made in respect of the Notes or the Coupons by the Issuers, the Guarantors or the Trustee may be made in the manner provided in the Conditions and any payment so made shall be a good discharge pro tanto to the Issuers, the Guarantors or the Trustee, as the case may be. Any payment of interest made in respect of a Coupon shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.

17. ENFACEMENT OF NOTES

Upon any payment under any of the provisions of clauses 15 or 16, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Issuers or the Agent by or through whom such payment is made and the Issuers shall, in the case of part payment (otherwise than as a result of a deduction from the principal amount payable in respect of any Note pursuant to Condition 8), enface or cause such Agent to enface a memorandum of the amount and date of payment on such Note or Coupon or, in the case of payment in full, shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

18. COVENANTS BY THE ISSUERS AND THE GUARANTORS

18.1 So long as any of the Notes remains outstanding each of the Issuers and the Guarantors severally covenants with the Trustee that it shall:

(a)	so far as permitted by applicable law, and save with regard to those matters dealt with in 18.1(q) below, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuers or the Guarantors (as the case may be) of all such certificates called for by the Trustee pursuant to clause 27.1(b)) as are reasonably necessary for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(b)	cause to be prepared and certified by its Auditors in respect of each of its annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Stock Exchange;

(c)

at all times keep proper books of account and, where such access is reasonably necessary for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in the Trustee under this Trust Deed or by operation of law, allow the Trustee and any person appointed by the

Trustee to whom the Issuers and the Guarantors shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours, provided that such access shall be granted not more than once in any two calendar years;

(d)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuers or the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, within 10 days after the issue or publication thereof;

(e)	forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default or the coming into existence of any Lien (as defined in the Conditions), other than a Permitted Lien (as defined in the Conditions) which would require security to be given pursuant to Condition 4;

(f)	give to the Trustee not later than 180 days after the end of each annual financial period of the Group, a certificate substantially in the form attached at Schedule 7 of each of the Issuers and the Parent Guarantors signed respectively by two Authorised Officers of each of them to the effect that as at a date not more than seven days before delivering such certificate (the Relevant Date) there did not exist and had not existed since the Relevant Date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the Relevant Date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the Relevant Date of such certificate each of the Issuers and the Guarantors has complied with all its obligations contained in this Trust Deed or (if such is not the case) specifying the respects in which it has not complied;

(g)	so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(h)	at all times maintain Paying Agents in accordance with the Conditions;

(i)	procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Paying Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)	give to the Trustee written notice of any merger or consolidation of a Guarantor or a conveyance, transfer or lease of all or substantially all of the assets of a Guarantor as permitted by Clause 9.1 or 11;

(k)	in the event of the unconditional payment to the Principal Paying Agent of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith upon request by the Trustee give or procure to be given notice to the relevant Noteholders in accordance with Condition 17 that such payment has been made;

(l)	use all reasonable endeavours to maintain the listing of the Notes on the Stock Exchange or, if it is unable to do so having used such endeavours or if maintenance of such listing is or has become unduly burdensome, including, without limitation, because it would require any Issuer or Guarantor to provide financial statements prepared in accordance with, or reconcile financial statements to, accounting principles or standards other than those required by its country of incorporation the Issuers and the Guarantors may cease to maintain such listing provided that they shall use all reasonable endeavours promptly to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuers may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market. A certificate signed by two Authorised Officers of any Issuer or Parent Guarantor that in their opinion maintenance of any listing is or has become unduly burdensome shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders and Couponholders;

(m)	give notice to the Noteholders in accordance with Condition 17 of any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Paying Agency Agreement or the Conditions) at least 14 days prior to such event taking effect; Provided Always that so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent has been appointed on terms approved by the Trustee;

(n)	where a notice to be given to the Noteholders in accordance with Condition 17 makes reference to the Trustee, to send to the Trustee (not less than two days prior to which any such notice is to be given) the form of any such notice and obtain the prior written approval of the Trustee to any such notice, such approval not to be unreasonably withheld or delayed (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (FSMA) of a communication within the meaning of Section 21 of FSMA)), and as soon as practicable give to the Trustee two copies of the form of every notice given to the Noteholders in accordance with Condition 17;

(o)	comply with and perform all its obligations under the Paying Agency Agreement and use all reasonable endeavours to procure that the Paying Agents comply with and perform all their obligations thereunder and under any notice given by the Trustee pursuant to clause 4.6(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(p)	in order to enable the Trustee to ascertain the principal amount of the Notes for the time being outstanding for any of the purposes referred to in (i) and (ii) of the proviso to the definition of outstanding in clause 1.1, deliver to the Trustee upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Officers of the Issuers or two Authorised Officers of the Parent Guarantors (as appropriate) setting out the total number and aggregate principal amount of the Notes which:

(i)	up to and including the date of such certificate have been purchased by the Issuers, the Guarantors or any other Subsidiary of the Guarantors and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuers, the Guarantors or any other Subsidiary of the Guarantors;

(q)	where the Trustee has grounds to suspect that an Event of Default or a Potential Event of Default exists or may exist with reference to a Material Subsidiary, give to the Trustee within 14 days of a written request by the Trustee therefor a certificate signed by two Authorised Officers of any Issuer or Parent Guarantor that as at a date not more than seven days before delivering such certificate there did not exist any Event of Default or Potential Event of Default in relation to any Material Subsidiary and that none has existed since the Relevant Date of the last certificate given pursuant to clause 18(f) (or if such exists or existed specifying the same);

(r)	prior to making any modification or amendment or supplement to this Trust Deed procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee (provided always that such opinion shall not be more extensive than those given in relation to the execution of this Trust Deed); and

(s)	give notice to the Trustee of the proposed redemption of the Notes at least 3 business days in London prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 17.

19. REMUNERATION OF THE TRUSTEE

19.1 The Issuers shall (subject as hereinafter provided) pay to the Trustee such amount(s) on such date(s) as shall be determined by agreement in writing between the Issuers and the Trustee as remuneration for the Trustee’s services as trustee. Upon the issue of any Further Securities the amount and date of the Trustee’s remuneration shall be agreed in writing between the Issuers and the Trustee. All such remuneration shall be payable in priority to payments to Noteholders and Couponholders. Following the occurrence of an Event of Default or in the event of the Trustee finding it expedient or being required to undertake any duties which the Trustee and the Issuers agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuers shall pay such additional remuneration as shall be agreed between the Trustee and the Issuers. In the event of the Trustee and the Issuers failing to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or failing to agree upon the remuneration initially payable or any additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuers or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fee of such merchant bank being paid by the Issuers) and the decision of any such merchant bank shall be final and binding on the Issuers, the Guarantors and the Trustee.

19.2 The Trustee shall not be entitled to remuneration in respect of any period after the date on which, all the Notes outstanding having become due for redemption, the redemption moneys (including accrued interest thereon in accordance with the provisions of this Trust Deed) have been paid to the Trustee or the Principal Paying Agent or otherwise duly provided for to the satisfaction of the Trustee unless, upon due presentation of any Note or Coupon, payment of the moneys due in respect thereof is improperly withheld or refused, in which event remuneration will commence again to accrue.

19.3 The Issuers shall in addition pay to the Trustee (if so required) an amount equal to the amount of any Value Added Tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

19.4 The Issuers shall also pay or discharge all Liabilities incurred by:

(a)	the Trustee in relation to the exercise of its powers and the performance of its duties under this Trust Deed including but not limited to legal and travelling expenses; and

(b)	by any Appointee in the performance or purported performance of its functions under its appointment.

19.5 The Issuers shall jointly and severally indemnify the Trustee and every Appointee in respect of all Liabilities incurred by it in the execution or purported execution of any duties, powers, trusts, authorities or discretions vested in it by this Trust Deed or under its appointment and against all Liabilities in respect of any matter or thing done or omitted in any way relating to this Trust Deed.

19.6 All sums payable by the Issuers (or the Guarantors pursuant to clause 7) under this clause shall be payable on demand and in the case of payments actually made by the Trustee prior to the demand (if not paid within five days of such demand and if the

Trustee so requires) shall carry interest at the rate of 2 per cent. per annum above the base rate of Barclays Bank plc from the date of the same being demanded and in all other cases shall carry interest at such rate from the date 30 days after the date of the same being demanded or, where the demand specifies that payment be made on an earlier date, from such earlier date.

The Issuers hereby further undertake to the Trustee that all monies payable by the Issuers to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuers will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuers to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

19.7 The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Notes any Liabilities incurred under this Trust Deed have been incurred or to allocate any such Liabilities between the Notes and any Further Securities.

19.8 Unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this clause shall continue in full force and effect notwithstanding such discharge.

20. MODIFICATIONS AND SUBSTITUTION OF PRINCIPAL DEBTOR

20.1 The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or the Couponholders concur with the Issuers and the Guarantors in making any modification to this Trust Deed or the Notes or the Coupons which in the opinion of the Trustee is not materially prejudicial to the interests of the Noteholders or any modification to this Trust Deed or the Notes or the Coupons to correct a manifest error or which is of a formal, minor or technical nature or an error which, in the opinion of the Trustee, is proven. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuers shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

20.2 The Trustee may, without the consent of the Noteholders, agree with the Issuers and the Guarantors to the substitution in place of any one or more of the Issuers as a principal debtor in respect of the Notes of any other company (the Substituted Company) provided that:

(a)	a trust deed is executed or some other form of undertaking is given by the Substituted Company to the Trustee in a form satisfactory to the Trustee to be bound by the terms hereof applicable to the Issuers and by the Conditions (with any consequential amendments which may be appropriate) as fully as if the Substituted Company had been a party to this Trust Deed, and named herein and in the Notes and the Conditions, as the principal debtor in respect of the Notes and the Conditions in place of such Issuer;

(b)	an irrevocable and unconditional guarantee is given by the Guarantors, on the terms set out in clause 7, to the Trustee in a form satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company as such principal debtor;

(c)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (d), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders;

(d)	if two Authorised Officers of the Substituted Company shall certify that the Substituted Company will be solvent both at the time at which the said substitution is to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely), the Trustee shall not be bound to have regard to the financial condition, profits or prospects of the Substituted Company or compare the same with those of the relevant Issuer or Issuers;

(e)	the Trustee shall be satisfied that (a) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Company of the obligations under the Notes and Coupons in place of the relevant Issuer and for the giving by the Guarantors of its guarantee aforesaid have been obtained and (b) such approvals and consents are at the time of substitution in full force and effect; and

(f)	the Issuers and/or the Guarantors and/or the Substituted Company shall execute such other deeds, documents and instruments (if any) as may be agreed by the Issuers, Guarantors and Trustee as being necessary for such substitution to be fully effective; and

(g)	where the Substituted Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Relevant Taxing Jurisdiction (as defined in Condition 8), undertakings or covenants shall be given by the Substituted Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the Relevant Taxing Jurisdiction of references to that other or additional territory in which the Substituted Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 6(b) shall be modified accordingly.

Upon the execution of such documents, the Substituted Company shall be deemed to be named in this Trust Deed and on the Notes as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed and the Notes and Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution. Agreement by the Trustee to such substitution shall, if so expressed, operate to release the relevant Issuer from all of its obligations as principal debtor in respect of the Notes hereunder but without prejudice to the obligations of the Guarantors under the Guarantee. Not later than 15 days after the execution of any such documents and instruments as aforesaid, the Issuers shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Condition 17.

21. RECORD OF NOTES

The Issuers shall procure that there shall be kept a full and complete record of all Notes and Coupons (other than the serial number of Coupons), their redemption, payment and cancellation and of all replacement Notes or Coupons issued in substitution for mutilated, defaced, lost, stolen or destroyed Notes or Coupons and the Issuers shall further procure that such record shall be made available to the Trustee during the normal business hours of the Issuers.

22. STATUS OF NOTEHOLDERS

22.1 Wherever in this Trust Deed the Trustee is required or entitled to exercise a trust, power, authority or discretion by reference to the interests of the Noteholders, the Trustee shall assume that each such holder of Bearer Notes is the holder of all unmatured Coupons appertaining to each Bearer Note of which he is the holder.

22.2 The Issuers, the Guarantors, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable law) treat the holder of any Note or Coupon as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or any notice of any trust or other interest therein) for the purpose of making payment and for all other purposes and shall not be required to obtain any proof thereof or as to the identity of such holder.

23. NO NOTICE TO COUPONHOLDERS

Neither the Issuers nor the Trustee nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under this Trust Deed, and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 17.

24. CURRENCY INDEMNITY

24.1 If a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee or the Noteholders or the Couponholders under this Trust Deed or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order or sum payable is expressed in a currency (in this clause, the Judgment Currency) other than the currency of payment of the Notes (the Contractual Currency) the Issuers shall indemnify and hold the Trustee and the Noteholders and the Couponholders harmless against any deficiency arising or resulting from any variation in rates of exchange between the Judgment Currency and the Contractual Currency occurring between (i) the date on which any amount expressed in the Contractual Currency is converted, for the purposes of making or filing any claim resulting in any such judgment or order or payment, into an equivalent amount in the Judgment Currency or, if such conversion is made by the court for the purpose of making such judgment, the date of such conversion, and (ii) the date or dates of payment of such amount (or part thereof) or of discharge of such first-mentioned judgment or order (or part thereof) as appropriate.

24.2 In the event of the liquidation of the Issuers or any Guarantor at any time while any amount or any damages remain owing to the Trustee or the Noteholders or Couponholders under this Trust Deed, the Notes or the Coupons or any judgment or order rendered in respect thereof remains outstanding the Issuers shall jointly and severally indemnify and hold the Trustee and the Noteholders and the Couponholders harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent in any currency (other than the Contractual Currency) of the amount in the Contractual Currency due or contingently due under this Trust Deed (other than this clause 24.2) or under any judgment or order into which the relevant obligations under this Trust Deed shall have been merged is calculated for the purposes of such liquidation and (ii) the final date or dates for the filing of proofs of claim in such liquidation.

24.3 The above indemnities shall constitute separate and independent obligations of the Issuers and the Guarantors from their other obligations under this Trust Deed, shall give rise to separate and independent causes of action, shall apply irrespective of any indulgence granted by the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the liquidation of any Issuer or any Guarantor for a liquidated sum or sums in respect of amounts due under this Trust Deed or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Trustee and the Noteholders and the Couponholders and no proof or evidence of or any actual loss shall be required by the Issuers or the Guarantors or the liquidators of any of them.

24.4 If by reason of any such judgement or order as is referred to in clause 24.1 the amount receivable by the Trustee, the Noteholders or the Couponholders, if converted on the date of payment into the Contractual Currency, would yield a sum in excess of the sum (expressed in the Contractual Currency) due, the Trustee shall hold such excess to the order of the Issuers or Guarantors, as the case may be.

25. TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS WITH THE ISSUERS AND OTHERS

25.1 Neither the Trustee nor any director or officer of any corporation being a trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into or being interested in any transactions with the Issuers, the Guarantors, or any subsidiary of the Guarantors, any Substituted Company or any Substituted Guarantors or any other Person associated with any of the foregoing (each a relevant person), whether directly or indirectly, or from accepting the trusteeship of any other debenture stock, debentures or securities of a relevant person and without prejudice to the generality of these provisions it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other stock, shares, debenture stock, debentures or other securities of a relevant person or any contract of banking or insurance with a relevant person or from accepting or holding the trusteeship of any other trust deed constituting or securing other securities issued by a relevant person or any other office under a relevant person and the Trustee shall not be accountable to the Noteholders or Couponholders or to any relevant person for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts transactions trusteeships or offices and the Trustee shall be entitled to retain the same for its own benefit.

26. TRUSTEE INDEMNITY

26.1 Subject as provided in clause 27 the Issuers shall jointly and severally indemnify the Trustee and each Appointee in respect of all Liabilities incurred by it in the execution or purported execution of any of the duties, trusts, powers, authorities, rights or discretions vested in it by this Trust Deed or such appointment, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in any way relating to this Trust Deed.

27. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 (TOGETHER, THE TRUSTEE ACTS)

27.1 Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)	the Trustee may in relation to this Trust Deed act on the opinion or advice of or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in England or elsewhere whether obtained by the Trustee, the Issuers, the Guarantors or any Agent and shall not be responsible for any loss occasioned by so acting; any such opinion, advice or information may be sent or obtained by letter, telegram, telefax or email and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	the Trustee may call for and accept a certificate signed by any two Authorised Officers of the Issuers or of the Guarantors or any of them (as the case may require) as to any fact or matter prima facie within the knowledge of the Issuers or the Guarantors (as the case may be) as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is in the opinion of the person so certifying expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(c)

save as otherwise provided in this Trust Deed, the Trustee shall as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and, provided it shall not have acted fraudulently, the Trustee shall not be responsible for any loss, costs, damages, expense or inconvenience that may result from the exercise or non-exercise thereof and wherever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

(d)	the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or shall have express notice to the contrary, the Trustee shall be entitled to assume without enquiry that no such event has happened and that the Issuers and the Guarantors are duly performing all its obligations contained in this Trust Deed and under the Notes and Coupons;

(e)	the Trustee shall not be responsible for having acted upon any Extraordinary Resolution in writing or resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or any direction or request of a relevant percentage of Noteholders as set out in this Trust Deed even though it may subsequently be found that there was some defect in the constitution of such meeting or the passing of such resolution or (in the case of any Extraordinary Resolution in writing or such a direction or request) that it was not signed by the requisite number of Noteholders or that for any reason such resolution was not valid or binding upon the Noteholders or the Couponholders;

(f)	where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee (subject to consultation where practicable with the Issuers or the Guarantors) but having regard to current rates of exchange, if available, and any rate, method and date so specified shall be binding on the Issuers, the Guarantors, the Noteholders and the Couponholders;

(g)	the Trustee shall be at liberty to deposit this Trust Deed and all deeds and other documents relating to this Trust Deed in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit;

(h)	the Trustee as between itself and the Noteholders and Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders;

(i)	the Trustee may, subject to prior consultation with the Issuers and the Parent Guarantors, in the conduct of the trusts of this Trust Deed, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, provided that the Trustee shall have exercised reasonable care in the selection of such agent, the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(j)	any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(k)	the Trustee shall not be responsible for the receipt or application by the Issuers of the proceeds of the issue of the Notes or for the exchange of any Global Note for another Global Note or Definitive Notes or for the delivery of any Notes to any person entitled thereto;

(l)	any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence;

(m)	the Trustee shall not be liable to the Issuers, the Guarantors or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic or having treated as entitled to any Note or Coupon or any moneys payable in respect thereof any person subsequently found not to be so entitled;

(n)	the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuers or the Guarantors in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information;

(o)	The Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b), (c), (d) (i) (ii) and (iv) (other than, in the case of (d) (i) (ii) and (iv), in respect of any Parent Guarantor), or (e) of Condition 9 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuers, the Guarantors, the Noteholders and the Couponholders.

(p)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.

(q)	The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(r)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of such legal opinion and shall not be responsible for any Liability incurred thereby.

(s)	Subject to the requirements, if any, of the Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

(t)	The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuers and the Guarantors will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(u)	No provision of this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.

(v)	Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 18.1(p)) that no Notes are held by, for the benefit of, or on behalf of, the Issuers, the Guarantors or any Subsidiaries of the Issuers or the Guarantors.

(w)	The Trustee shall have no responsibility whatsoever to the Issuers, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(x)	Any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

(y)	The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

(z)	Any certificate addressed to the Trustee and signed by two Authorised Officers of the Issuers or the Parent Guarantors as to the amount of EBITDA, Interest Expense, Net debt, Secured Debt, Net Assets, Total Assets, Unencumbered Assets or as to any other term or amount referred to in the Conditions or as to any of the ratios contained in Condition 3 (or as to any other figure required for any other purpose in connection with this Trust Deed (unless expressly otherwise stated)) may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on the Issuers, the Guarantors, the Noteholders and the Couponholders.

PROVIDED NEVERTHELESS THAT none of the provisions of this Trust Deed shall, in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, exempt, relieve or indemnify the Trustee from or against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

28. WAIVER

28.1 The Trustee may, without prejudice to its rights in respect of any subsequent breach Event of Default or Potential Event of Default, from time to time and at any time on such terms and conditions (if any) as shall seem expedient to it, but only if and in so far as in its opinion the interests of the Noteholders would not be materially prejudiced thereby, waive or authorise, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or the Coupons or determine that any Event of Default or Potential Event of Default, shall not be treated as such for the purposes of this Trust Deed. The Trustee shall not exercise any powers conferred upon it by this clause in contravention of any express direction given by an Extraordinary Resolution but no such direction shall affect any waiver or authorisation previously given or made.

29. TRUSTEE TO REGARD NOTEHOLDERS AS A CLASS

In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuers, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed.

30. POWER TO DELEGATE

30.1 The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by a responsible officer for the time being of the Trustee and the Trustee may also, subject to prior consultation with the Issuers and the Parent Guarantors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Trustee may also in the interests of the Noteholders think fit, provided that such delegation is:

(a)	in the reasonable opinion of the Trustee, in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of avoiding any conflict of interest or obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Trust Deed against the Issuers or the Guarantors, and provided always that any such delegee or sub-delegee shall have agreed to be liable to the Issuers and the Parent Guarantors to the same extent as the Trustee is so liable under this Trust Deed.

30.2 Provided that the Trustee shall have exercised reasonable care in the selection of such delegate in accordance with clause 30.1 and the provisions of clause 30.1 have been complied with, it shall not be bound to supervise its proceedings and shall not be in any way or to any extent responsible for any loss incurred by any misconduct or default on the part of any such delegate.

31. COMPETENCE OF A MAJORITY OF TRUSTEES

31.1 Whenever there shall be more than two trustees of this Trust Deed the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

32. APPOINTMENT OF TRUSTEES

32.1 Subject to the provisions of clause 32.2, the power to appoint new trustees of this Trust Deed shall be vested in the Issuers. One or more persons may hold office as trustee or trustees of this Trust Deed but such trustee or trustee shall include a trust corporation. Any appointment of a new trustee or new trustees hereof shall as soon as practicable thereafter be notified by the Issuers to the Guarantors, to the Principal Paying Agent and the Noteholders. The Noteholders shall have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any sole trustee shall not become effective until a successor trustee is appointed.

32.2 Notwithstanding the provisions of clause 32.1 above, the Trustee may, without the consent of the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Trust Deed against the Issuers and/or the Guarantors.

Before appointing any such person to act as such a separate trustee or co-trustee, the Trustee shall, where practicable, consult with the Issuers and the Guarantors and no persons appointed shall be a person to whose appointment either the Issuers or the Guarantors shall reasonably object. Each of the Issuers and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such person so appointed shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

33. RETIREMENT

33.1 Any trustee for the time being of this Trust Deed may retire at any time upon giving not less than three months’ notice in writing to the Issuers and the Guarantors without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any sole trustee shall not become effective until a successor trustee is appointed. The Issuers hereby covenant that in the event of a trustee giving notice under this clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure a new trustee to be appointed as soon as reasonably practicable thereafter. The retiring trustee shall, at its own cost, make available to the successor trustee such documents and records and provide such assistance as the successor trustee may reasonably request for the purposes of performing its functions as trustee under or in connection with this Trust Deed. If no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a trust corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

34. POWERS IN ADDITION

34.1 The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

35. NOTICES

35.1 Any notice or demand to the Issuers or the Guarantors or the Trustee or any approval or certificate required to be given, made, delivered or served for any purpose hereof shall be in the English language and shall be given, made, delivered or served by sending the same by prepaid post (first class if inland, airmail if overseas) or facsimile or by delivering the same by hand:

(a)	to the Issuers at:

WT Finance (Aust) Pty Limited

Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011,

Australia

Fax No.: +61 2 9357 7131

For the attention of: The Company Secretary

WEA Finance LLC

11601 Wilshire Boulevard, 11th Floor, Los Angeles 90025-1748, United States

Fax No.: + 1 310 478 1267

For the Attention of: General Counsel, United States

Westfield Europe Finance PLC

5 Harbourmaster Place, International Financial Services Centre, Dublin 1,

Ireland

Fax No.: +3531 6806050

For the Attention of: Aimee Powderly

(b)	to the Trustee at

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

Fax No.: +44 20 7547 6149

For the attention of: the Managing Director; and

(c)	to the Guarantors at:

Westfield Holdings Limited

Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011,

Australia

Fax No.: +61 2 9357 7131

For the attention of: The Company Secretary

or at such other address or facsimile number as shall have been notified (in accordance with this clause) to the other parties hereto for the purposes of this clause, and any notice, demand, approval or certificate sent by prepaid post as provided in this clause shall be deemed to have been given, made, delivered or served 48 hours (in the case of inland post) or seven days (in the case of overseas post) after despatch and any notice, demand, approval or certificate sent by fax as provided in this clause shall be deemed to have been given, made, delivered or served at the time of despatch (in the case of inland service) or 24 hours thereafter (in the case of international service) and in proving the giving, making, delivering or serving of the same, it shall be sufficient to prove, in the case of a letter, that such letter was properly stamped, addressed and placed in the post and, in the case of a facsimile, that a confirmation of transmission was received by the sending party.

Copies of all notices, demands, approvals or certificates sent or delivered hereunder to the Issuers shall be sent or delivered to the Guarantors.

36. GOVERNING LAW

36.1 This Trust Deed (including the Schedules hereto), the Notes and the Coupons are governed by, and shall be construed in accordance with, English law.

37. JURISDICTION

37.1 Each Issuer and each Guarantor hereby irrevocably agrees for the exclusive benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed, the Notes and the Coupons and that accordingly any suit, action or proceeding arising out of or in connection with this Trust Deed, the Notes or the Coupons (in this clause referred to as Proceedings) may be brought in such courts. For such purposes as aforesaid, each Issuer and each Guarantor irrevocably appoints Westfield Shoppingtowns Limited (or such other person as may be approved by the Trustee from time to time) as its agent to receive Service Documents on its behalf. (In this clause Service Document shall mean a claim form, summons, order, judgment or other document relating to or in connection with any Proceedings.) If at any time Westfield Shoppingtowns Limited shall not have an office in London (or such other person as aforesaid ceases to exist or to have an office falling within the terms of its appointment for the purposes of this clause), each Issuer and each Guarantor shall appoint another person, having an address for service in England, approved by the Trustee to accept such service and, if any Issuer or Guarantor shall fail to effect any such appointment within 15 days after demand by the Trustee, the Trustee shall be entitled by notice to them to appoint such a person on behalf of the relevant Issuer or relevant Guarantor. No failure by such agent or such other person as is referred to above to notify any Issuer or any Guarantor of the service of any process or to pass any process to it shall in any way invalidate the Proceedings concerned or any judgment given in them.

37.2 Nothing contained in this clause shall limit the right of any person entitled to bring Proceedings to take Proceedings against any Issuer or any Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

37.3 Each Issuer and each Guarantor hereby irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any such Proceedings have been brought in an inconvenient forum and undertakes not to attempt or apply to have any such Proceedings which are brought in such court stayed, suspended or dismissed on any ground as is referred to above, and further irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this clause shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Each of the parties to this document intends it to be a deed, and agrees to execute and deliver it as a deed.

38. COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

39. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed and delivered as a deed by the parties hereto the day and year first above written.

SCHEDULE 1

THE SUBSIDIARY GUARANTORS

1.	Westfield Finance (Aust) Limited;

2.	Westfield Capital Corporation Limited;

3.	WCI Finance LLC;

4.	WT Finance (NZ) Limited;

5.	Westfield Trust (NZ) Limited;

6.	Westfield Finance (NZ) Limited; and

7.	WFA Finance (Aust) Pty Limited.

SCHEDULE 2

APPROVED INDEPENDENT VALUERS

Assets situated in:	Approved Independent Valuer

Australia	JLW Advisory
CB Richard Ellis
Knight Frank
Colliers Jardine
Landauer Grant Samuel Australia Pty Limited
DTZ Australia

New Zealand	Colliers Jardine New Zealand Limited
CB Richard Ellis Limited
Knight Frank

United Kingdom	Knight Frank
DTZ
CB Richard Ellis
Cushman & Wakefield

Healey & Baker
Jones Lang LaSalle

United States of America	Weiser Realty
Cushman & Wakefield
CB Richard Ellis
PriceWaterhouseCoopers
American Realty Advisors

SCHEDULE 3

FORM OF DEFINITIVE ORIGINAL NOTE

On the front:

Denomination	ISIN	Series	Certificate Number

[£50,000]	XS0222107186

[£51,000 – £99,000]

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC

£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE

This Note forms part of a series designated as specified in the title (the Notes) of WT Finance (Aust) Pty Limited, WEA Finance LLC and Westfield Europe Finance plc (the Issuers) and constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the Conditions) set out on the reverse hereof.

The Issuers for value received hereby promises to pay to the bearer of this Note on 27 June 2017, or on such earlier date as the principal sum mentioned below may become repayable in accordance with the Conditions, the principal sum of:

[£50,000] (Fifty thousand Sterling)

[£51,000 – £99,000] (Fifty one thousand Sterling – Ninety nine thousand Sterling)

together with interest on such principal sum from 27 June 2005 at the rate of 5.500 per cent. per annum payable annually in arrear on 27 June in each year, and together with such premium and other amounts as may be payable subject to and in accordance with the Conditions.

This Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof the Issuers have caused this Note to be signed in facsimile on their behalf.

Dated 27 June 2005

WT FINANCE (AUST) PTY LIMITED
WEA FINANCE LLC
WESTFIELD EUROPE FINANCE PLC

By:

Authorised Officer

This Note is authenticated by or on behalf of the Principal Paying Agent (without recourse, warranty or liability)

By:
Authorised Signatory

Payments with respect to the Notes may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes may not be made within the United States or any of its possessions.

TERMS AND CONDITIONS OF THE NOTES

The following (subject to completion and amendment), is substantially the terms and conditions of the Notes in the form in which they will be endorsed on the Notes. The issue of the £600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 (the “Notes”) by WT Finance (Aust) Pty Limited, Westfield Europe Finance plc and WEA Finance LLC (each an “Issuer” and together the “Issuers”), guaranteed in full severally by Westfield Holdings Limited (“WHL”), Westfield Management Limited (“WML”) in its capacity as responsible entity and trustee of Westfield Trust, and Westfield America Management Limited (“WAML”) in its capacity as responsible entity and trustee of Westfield America Trust (each a “Parent Guarantor” and together, the “Parent Guarantors”), and jointly and severally by Westfield Finance (Aust) Limited, Westfield Capital Corporation Limited, WCI Finance LLC, WT Finance (NZ) Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited, WFA Finance (Aust) Pty Limited (the “Subsidiary Guarantors” and, together with the Parent Guarantors, the “Guarantors”), was authorised by a resolution of the board of directors of each of WT Finance (Aust) Pty Limited and Westfield Europe Finance plc on or about 9 June 2005 and the board of directors of the parent of WEA Finance LLC on 2 June 2005, and the giving of the guarantees in respect of the Notes was authorised by a resolution of the board of directors or duly constituted committee of the board of each of the Guarantors on or about 9 June 2005 (and in the case of WCI Finance LLC by a resolution of the board of directors of the parent of WCI Finance LLC on 2 June 2005). The Notes are constituted by a trust deed (as supplemented, modified and/or restated from time to time, the “Trust Deed”) to be dated 27 June 2005 between the Issuers, the Guarantors and Deutsche Trustee Company Limited (the “Trustee” which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Notes (the “Noteholders”). These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes and the coupons relating to them (the “Coupons”). The Issuers will enter into a paying agency agreement to be dated 27 June 2005 (as supplemented, modified and/or restated from time to time, the “Paying Agency Agreement”) between the Issuers, the Guarantors, the Trustee and Deutsche Bank AG, London Branch, as principal paying agent and the other paying agents appointed under it. The principal paying agent and paying agents for the time being are referred to herein as the “Principal Paying Agent” and the “Paying Agents” (which expression shall include the Principal Paying Agent), respectively, each of which expressions shall include the successors from time to time of the relevant persons, in such capacities, under the Paying Agency Agreement. Copies of the Trust Deed and of the Paying Agency Agreement are available for inspection during usual business hours at the principal office of the Trustee (presently at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England) and at the specified offices of each of the Paying Agents. The Noteholders and the holders of the Coupons (whether or not attached to the relevant Notes) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of the provisions of the Paying Agency Agreement applicable to them.

1. Form, Denomination, Title and Status

(a)	Form and denomination: The Notes are serially numbered and in bearer form in the denominations of £50,000 with £1,000 increments, each with Coupons attached on issue.

(b)	Title: Title to the Notes and Coupons passes by delivery. The holder of any Note or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

(c)	Status: The Notes constitute (subject to Condition 4) unsecured and unsubordinated obligations of the Issuers and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Issuers subject to laws affecting the rights of creditors generally.

2. Guarantees

(a)	General: The Parent Guarantors have severally, but not jointly, and the Subsidiary Guarantors have jointly and severally, guaranteed the due payment of all amounts expressed to be payable by the Issuers under the Trust Deed, the Notes and the Coupons (the “Guarantees”).

Each of the Guarantees is (subject to Condition 4) an unsecured and unsubordinated debt obligation of each Guarantor and will, subject to the limitation expressed below and laws affecting the rights of creditors generally, rank at least equally in right of payment with all existing and future unsecured debt of such Guarantor. Furthermore, each of the Guarantors shall be subrogated to all rights of each holder of Notes against the Issuers in respect of any amounts paid to such holder by such Guarantor pursuant to the provisions of the Guarantee provided by such Guarantor. The Guarantor cannot enforce or receive payments based upon such subrogation right until all guaranteed obligations then due and payable have been paid in full in cash. If the Issuers pay an amount to a Guarantor but do not pay amounts which are then due and payable to the holders of Notes, such paid amount shall be held in trust by the Guarantor for the benefit of such holder of Notes and shall be paid over to the Trustee.

WML and WAML, each of which is a Parent Guarantor under the Trust Deed, have entered into the Trust Deed only in their capacity as the responsible entities and trustees of Westfield Trust and Westfield America Trust, respectively (each a “Responsible Entity”). Any liability arising under or in connection with the Guarantees provided by WML or WAML in the Trust Deed can be enforced against each such party only to the extent that it can be satisfied out of the property of the trust for which it acts as responsible entity and trustee from which it is actually indemnified for the liability. This limitation of liability of WML and WAML extends to all liabilities and obligations in any way connected with their Guarantees provided under the Trust Deed and any other representation, warranty, agreement or transaction related to the Trust Deed or the Notes. A Responsible Entity is not entitled to indemnification out of the assets of the relevant trust if the Responsible Entity acts fraudulently, negligently or breaches its duty with respect to the relevant trust (whether or not such breach is in respect of the Guarantee of the Notes given by the Responsible Entity).

(b)	Release of Subsidiary Guarantee: A Parent Guarantor can by written notice to the Trustee request that a Subsidiary Guarantor cease to be a Guarantor. Upon the Trustee’s receipt of such notice, such Subsidiary Guarantor shall automatically and irrevocably be released and relieved of any obligation under its Guarantee with respect to the Notes if the following also is true, as conclusively certified by such Parent Guarantor to the Trustee in a certificate signed by two Authorised Officers (as defined in the Trust Deed):

(i)	No Event of Default is continuing or will result from the release of that Guarantor,

(ii)	None of the guaranteed obligations which are guaranteed by that Guarantor are at that time due and payable but unpaid, and

(iii)	Such Subsidiary Guarantor is not (or will cease to be simultaneously with such release) a guarantor of any other indebtedness of any Parent Guarantor or any of their respective Subsidiaries.

If a Subsidiary Guarantor guarantees any other indebtedness of any Parent Guarantor or any of their respective Subsidiaries at any time subsequent to the date on which it is released from its Guarantee as described above, such Subsidiary Guarantor will be required to provide a new Guarantee of the Notes that remain outstanding on terms substantially identical to its initial Guarantee.

A Subsidiary Guarantor shall, subject to the delivery by the Issuers to the Trustee of certain documents as set out in the Trust Deed and the execution by the Trustee of a document evidencing the release, also be automatically and irrevocably released and relieved of any obligations under its Guarantee upon the merger or consolidation of such Subsidiary Guarantor with, or a conveyance, transfer or lease of all or substantially all of its assets to any person (including another Guarantor or a subsidiary of a Guarantor).

(c)	Termination of Guarantee: The obligations of any Guarantor terminate at the time such Guarantor merges or consolidates with any Issuer (and the Issuer is the surviving entity), or when an Issuer acquires all of the assets and capital stock of such Guarantor, and the Guarantor has delivered to the Trustee a certain certificate as set out in the Trust Deed. Unless released or terminated, each Guarantee is a continuing Guarantee and shall:

(i)	remain in full force and effect until the unconditional payment in full in cash of the guaranteed obligations and all other amounts payable under the Guarantee;

(ii)	be binding upon the Guarantor, its successors and assigns; and

(iii)	be to the benefit of and be enforceable by the Trustee and, where permitted under the Trust Deed, the Noteholders and the Couponholders and their successors, transferees and assigns.

(d)	Additional Parent Guarantors and Subsidiary Guarantors: Each Parent Guarantor can by notice to the Trustee nominate an additional Parent Guarantor or an additional Subsidiary Guarantor. An additional Parent Guarantor or Subsidiary Guarantor will become such additional Guarantor upon assuming the covenants and conditions of the Trust Deed and upon executing and delivering a supplemental Trust Deed to the Trustee. Such Guarantee given by such additional Parent Guarantor or Subsidiary Guarantor, as the case may be, shall in all respects have the same legal rank as the Guarantees given by already existing Parent Guarantors or Subsidiary Guarantors, as the case may be.

3. Covenants

Financial Covenants: So long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that:

(i)	As at each Reference Date, Net Debt will not exceed 65% of Net Assets.

(ii)	As at each Reference Date, Secured Debt will not exceed 45% of Total Assets.

(iii)	The ratio of EBITDA for the 12 month period ending on each Reference Date to Interest Expense for the same period will be at least 1.50:1.00.

(iv)	As at each Reference Date, Unencumbered Assets will be at least 125% of the aggregate principal amount of all outstanding Unsecured Debt.

In addition, the Parent Guarantors shall cause each of their real property assets, and the real property assets of each of their Subsidiaries, to be appraised no less frequently than once every three years, by an Approved Independent Valuer, except that the foregoing requirement will not apply to real property assets undergoing material construction or material development.

For the purposes of these Conditions:

“Accounts” means the most recent Combined Financial Statements of the Group.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Independent Valuer” means; (i) each real estate appraisal or valuation firm named in Schedule 2 to the Trust Deed, but only with respect to the jurisdiction set forth opposite its name thereon, or the successor entity of any of them; or (ii) a real estate appraisal or valuation firm specifically selected for purposes of the Trust Deed by the Board of Directors of the Group; provided, that (i) such firm is not an Affiliate of any member of the Group, (ii) such firm is of comparable reputation as determined in good faith by the Board of Directors of the Group in the jurisdiction for which it is being selected to the firms set forth in Schedule 2 to the Trust Deed, and (iii) two Authorised Officers of the Group certify the selection of such firm, its name, the jurisdiction for which it is being selected, and the findings of the Board of Directors confirming that the requirements of clauses (i) and (ii) above have been satisfied.

“Board of Directors” means either the board of directors, or the equivalent body, of any Issuer, or any Guarantor, as the case may be, or any duly authorised committee of that board or body.

“Cash and Cash Equivalents” means, at a Reference Date, cash on hand and at bank, short term money market deposits and short term bank accepted bills of exchange, government and semi-government stocks or bonds which are readily convertible to cash of the Group on a consolidated basis included in the Combined Financial Statements for the applicable Reference Date.

“Combined Financial Statements” means statements of financial performance, statements of cash flow and statements of financial position together with statements, reports and notes (including, without limitation, directors’ reports and auditors’ reports (if any)) attached to or intended to be read with any of those statements, in relation to the Group as a consolidated entity, prepared in accordance with GAAP.

“EBITDA” means, in respect of any period, (i) Net Profit Before Tax, plus (ii) depreciation, Interest Expense (excluding any interest capitalised into the carrying value of an asset during the period), amortisation and all other non-cash items as determined in good faith by the Group, and excluding, without duplication, (iii)(a) all realised or unrealised gains and losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability appearing on the balance sheet of the Group; (b) all realised or unrealised gains and losses in respect of Hedging Obligations appearing on the profit and loss statement of the Group for future periods; (c) other unrealised asset revaluations; and (d) any extraordinary or nonrecurring items as determined in good faith by the Group. In each case (i), (ii) and (iii) for such period, amounts will be determined on a consolidated basis in accordance with GAAP except to the extent GAAP is not applicable with respect to the determination of non-cash, extraordinary and non-recurring items.

“Entity Interest” means any membership or other interest in, or rights in respect of, an entity, whether such interest arises or is constituted by way of shares, units, an agreement or otherwise.

“GAAP” means generally accepted accounting principles in Australia as applicable from time to time and consistently applied; provided, however, that for purposes of all computations required or permitted for purposes of the financial covenants set forth in this Condition 3, all such computations shall be based upon the valuations derived from the appraisals performed in accordance with this Condition 3.

“Group” means the Parent Guarantors and their respective Subsidiaries, taken as a whole.

“Group Trust” means any trust or managed investment scheme in respect of which a Group Trustee is trustee or responsible entity.

“Group Trustee” means (i) each Guarantor Trustee, and (ii) each other trustee or responsible entity of a trust or a managed investment scheme, which trust or managed investment scheme is included as a Subsidiary of any Issuers or Guarantor.

“Guarantor Trustee” means (i) WML, as responsible entity and trustee of Westfield Trust, (ii) WAML, as responsible entity and trustee of Westfield America Trust, and (iii) any other Guarantor which is or becomes bound by the trust deed in its capacity as trustee or responsible entity of a trust, and includes any replacement responsible entity or a replacement trustee for any of them.

“Hedging Obligation” means each interest rate transaction, foreign exchange transaction, equity or equity index option, bond, option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it.

“Indebtedness” means, without duplication, any indebtedness of any member of the Group in respect of (i) any money borrowed, (ii) any acceptance credit, bill acceptance or bill endorsement or similar facility, (iii) borrowed money evidenced by bonds, notes, debentures, loan stock or similar instruments whether secured or unsecured (excluding indebtedness to the extent that it is secured by Cash and Cash Equivalents or defeased indebtedness), (iv) any reimbursement obligations in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, but excluding any reimbursement obligation that has not yet fallen due in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, that is not in respect of Indebtedness and has not yet been called or paid, (v) amounts representing the balance deferred and unpaid for a period of more than 180 days of the purchase price of any property except any amount that constitutes an accrued expense or trade payable, (vi) the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with GAAP, be treated as a finance lease or capital lease, and (vii) any guarantee or indemnity against loss in respect of any of the items referred to in paragraphs (i) through (vi) above, for another Person.

“Interest Expense” means, for any period, amounts determined on a consolidated basis and in accordance with GAAP being all borrowing costs of the Group (including any interest capitalised into the carrying value of an asset during the period and excluding marked-tomarket adjustments included in the borrowing costs of the Group for that period as a result of the application of International Accounting Standard IAS39 (or any successor or replacement standard)) less (i) any interest income in relation to a Hedging Obligation that is included in Net Profit Before Tax for that period, (ii) dividends, distributions or other costs paid or accrued on preference shares and stapled and unstapled units in listed trusts, and (iii) amortisation of debt issuance costs.

“Lien” means, without duplication, a mortgage, charge, pledge, lien or other security interest or other preferential interest or arrangement having a similar economic effect, excluding any right of set-off, but including any conditional sale or other title retention arrangement or any finance leases.

“Net Assets” means, at a Reference Date, Total Assets less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Combined Financial Statements for that Reference Date.

“Net Debt” means, at a Reference Date, Total Debt less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Combined Financial Statements for that Reference Date.

“Net Profit Before Tax” means, for a period, the operating profit before income tax, excluding Significant Items, of the Group for that period determined on a consolidated basis in accordance with GAAP.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

“Permitted Lien” means (i) any Lien arising by operation of law and in the ordinary course of business including (1) a lien for unpaid rates and/or taxes; (2) a possessory lien for the unpaid balance of moneys owing for work, repairs, warehousing, storage, delivery or other services; and (3) any other Lien of landlords, carriers, warehousemen, mechanics, materialmen, repairers or other similar service providers which arise by law or by statute and in the ordinary course of business (and whether registration to perfect such Lien is or is not required); provided that either: (A) there is no default with respect to the obligations secured by that Lien; or (B) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (ii) any Lien under the laws of New Zealand that is created or provided for by: (1) a lease or bailment of goods for a term of more than one year in respect of which a member of the Group is the lessee or bailee; (2) a commercial consignment of goods in respect of which a member of the Group is a consignee; or (3) a transfer or purchase of an account receivable or chattel paper in respect of which a member of the Group is transferee or purchaser, and, in the case of the immediately foregoing clauses (1), (2) and (3), such Lien does not secure payment or performance of an obligation; (iii) any Lien in respect of personal property (as defined in the Trust Deed) which is, or has at any time been, a purchase money security interest in favor of a seller securing all or part of the purchase price for personal property which is acquired by a member of the Group in the ordinary course of its business; provided that either: (1) there is no default with respect to the obligations secured by that Lien; or (2) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (iv) a right of title retention in connection with acquisition of goods in the ordinary course of business on the usual terms of sale of the supplier where there is no default in connection with the relevant acquisition; (v) the lien of a Group Trustee or a custodian in respect of the assets of a Group Trust or other trust or managed investment scheme in relation to its rights of indemnity in respect of those assets; (vi) any Lien granted or created by a Group Trustee or a custodian over the right of indemnity or equitable lien held by it in its personal capacity over assets held by it as trustee or responsible entity where those assets are not, nor required to be, included in the Accounts of the Group; (vii) any Lien that arises by operation of law or the terms of the judgment in respect of a judgment where the judgment is being, or will within a reasonable time after the judgment be, appealed or otherwise contested in good faith or paid in full; (viii) any Lien that consists of an easement, right of way, encroachment, reservation, restriction or condition on any real property interest where such encumbrance does not materially interfere with or impair the operation, use or other disposal of the property affected; or (ix) any Lien consisting of minor defects or irregularities in the title to any real property interest which does not materially interfere with or impair the operation, use or other disposal of such property; or (x) a deposit or a payment of Cash and Cash Equivalents collateral provided or made in connection with any actual or contingent liability arising under a Hedging Obligation.

“Reference Date” means 30 June and 31 December of each year, the first of which is 30 June 2005.

“Secured Debt” means, at a Reference Date, the portion of the Total Debt at that Reference Date that is secured by a Lien (other than a Permitted Lien) on any asset of any member of the Group.

“Significant Item” means any non-cash item which is regarded as a significant item in accordance with GAAP.

“Statement of Financial Position” means the Statement of Financial Position included in the Combined Financial Statements.

“Subsidiary” has the meaning given in the Corporations Act 2001 (Cth), but as if “body corporate” includes any entity: it also includes an entity whose profit and loss are required by GAAP to be included in the consolidated annual profit and loss statements of that entity or would be so required if that entity were a corporation: if more than one Parent Guarantor (each a “Relevant Parent Guarantor”) holds, or has subsidiaries which hold, an Entity Interest in an entity and that entity would (under this definition) be a Subsidiary of any one of the Relevant Parent Guarantors if such Entity Interests were all held by that Relevant Parent Guarantor, then that entity and each of its Subsidiaries will be regarded as a Subsidiary of that Relevant Parent Guarantor for the purposes of the Conditions: if as a result of the foregoing, an entity is a Subsidiary of Relevant Parent Guarantors, then the satisfaction by one Relevant Parent Guarantor of an obligation in respect of that entity will be taken to satisfy the obligation of each other Relevant Parent Guarantor in respect of that entity.

“Total Assets” means, at a Reference Date, the total assets of the Group determined on a consolidated basis as shown in its Statement of Financial Position in its Combined Financial Statements for that Reference Date and adjusted to: (i) exclude any revaluation of any nonfinancial asset which is not approved by an Approved Independent Valuer; and (ii) exclude the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Statement of Financial Position for the Group.

“Total Debt” means, at a Reference Date, the aggregate principal amount of all Indebtedness of the Group determined on a consolidated basis as shown in its Statement of Financial Position in its Combined Financial Statements for that Reference Date and adjusted to: (i) include the aggregate, on a consolidated basis and without duplication, of all payables of the Group that are unrealised marked-to-market losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Statement of Financial Position for the Group; (ii) include, as a reduction to Total Debt, the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Statement of Financial Position for the Group; and (iii) include the principal amount of, but not the marked-tomarket amount of, fixed rate debt in relation to an acquisition.

“Unencumbered Assets” means, at a Reference Date, any assets included in Total Assets for that Reference Date but excluding any asset included in Total Assets that is secured by a Lien (other than a Permitted Lien).

“Unsecured Debt” means, at a Reference Date, Total Debt for the applicable Reference Date less Secured Debt for that Reference Date.

The Trust Deed provides that any certificate or report of the auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Conditions or the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

The Trust Deed provides that any certificate addressed to the Trustee and signed by two Authorised Officers of the Issuers or the Parent Guarantors as to the amount of EBITDA, Interest Expense, Net Debt, Secured Debt, Net Assets, Total Assets, Unencumbered Assets or as to any other term or amount referred to in the Conditions or as to any of the ratios contained in Condition 3 (or as to any other figure required for any other purpose in connection with the Conditions of the Trust Deed (unless expressly otherwise stated)) may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on the Issuers, the Guarantors, the Noteholders and the Couponholders.

4. Negative Pledge

Without prejudice to its obligations pursuant to Condition 3, so long as any Note remains outstanding no Issuer or Guarantor will:

(i)	create or permit to subsist any Lien (other than a Permitted Lien) upon the whole or any part of its undertaking, assets or revenues, present or future; nor

(ii)	permit any of its Material Subsidiaries (as defined in Condition 9) to create or permit to subsist, any Lien (other than a Permitted Lien) over its undertaking, assets or revenues present or future, where to do so would cause a breach of Condition 3(ii), unless at the same time, or prior thereto, the obligations of the Issuers under the Notes and the Trust Deed or the obligations of the relevant Guarantor (x) are secured equally and rateably therewith to the satisfaction of the Trustee or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders and Couponholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

5. Interest

The Notes bear interest from and including 27 June 2005 at the rate of 5.500 per cent. per annum, payable annually in arrears on 27 June in each year (each an “Interest Payment Date”) commencing on 27 June 2006 and will amount to £2,750 per £50,000 denomination. Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the full amount of principal is improperly withheld or refused. In such event each Note shall continue to bear interest at the applicable rate (both before and after judgment) until, but excluding whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder, and (b) the day which is seven calendar days after the Trustee or the Principal Paying Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh calendar day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the “Accrual Date”) to but excluding the date on which it falls due, divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date.

6. Redemption and Purchase

(a)	Final redemption: Unless previously redeemed, or purchased and cancelled as provided herein, the Notes will be redeemed at their principal amount on 27 June 2017 (the “Maturity Date”). The Notes may not be redeemed at the option of the Issuers other than in accordance with this Condition 6.

(b)	Redemption for taxation reasons: The Notes may be redeemed at the option of the Issuers in whole, but not in part, at any time on giving not less than 30 nor more than 60 calendar days’ notice to the Noteholders (which notice shall be irrevocable), at their principal amount (together with unpaid interest accrued to the date fixed for redemption), if:

(i)	an Issuer satisfies the Trustee immediately prior to the giving of such notice that either (i) it has or will become obliged to pay Additional Amounts (as defined in Condition 8 below) on the next Interest Payment Date as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of a Relevant Taxing Jurisdiction (as defined in Condition 8 below), which change or amendment becomes effective on or after 27 June 2005, or (ii) the Guarantors would be unable for reasons outside their control to procure payment by the Issuers and in making payment themselves would be required to pay such Additional Amounts, and

(ii)	such obligation cannot be avoided by the Issuers or Guarantors taking commercially reasonable measures available to them,

provided that no such notice of redemption shall be given earlier than 90 calendar days prior to the earliest date on which the Issuers or Guarantors would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuers shall deliver to the Trustee a certificate signed by two Authorised Officers of any relevant Issuer or Guarantor stating that the obligation referred to in (i) above cannot be avoided by the Issuers or Guarantors taking commercially reasonable measures available to them and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the relevant Noteholders.

(c)	Optional Redemption: The Issuers may at any time, having given not less than 30 nor more than 60 days notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable) redeem all, or from time to time, some only of the Notes at the Special Redemption Amount together with accrued, and unpaid, interest to (but excluding) the date of redemption.

In connection with any redemption of some only of the Notes:

(i)	the Notes to be redeemed shall be in an aggregate amount for all Notes redeemed of an outstanding principal amount of at least £50,000,000 and in an integral multiple of £10,000,000; and

(ii)	the Notes to be redeemed shall be selected by lot in such place as the Trustee may approve and in such manner as the Trustee deems fair; and

(iii)	a list of Notes selected for redemption will be published in accordance with Condition 17 not less than 15 nor more than 30 days before the date fixed for redemption, together with a list of those Notes (if any) previously called for redemption but which remain to be surrendered for redemption and stating the principal amount of Notes that will remain outstanding after such redemption.

In this Condition 6(c):

Special Redemption Amount means, in respect of each Note a price equal to:

(i)	its principal amount, or, if higher,

(ii)	that price (as reported in writing to the Issuers and the Trustee by a financial adviser selected by the Issuers and approved by the Trustee in writing and calculated in accordance with prevailing market practice in the reasonable opinion of such financial adviser) at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the Relevant Record Date, is equal to the Reference Rate on that date prevailing at 10.00am (London time) on the Relevant Record Date.

“Reference Rate” means the Gross Redemption Yield on the 4.75 per cent. Treasury Stock 2015 while it is in issue, and thereafter such other United Kingdom Government Stock as reported in writing to the Issuers and the Trustee by a financial adviser selected by the Issuers and approved by the Trustee in writing, with the advice of three brokers and/or gilt edged market makers and/or such other persons operating in the gild-edged market as the Trustee may approve.

“Relevant Record Date” means the third business day in London prior to the due date of redemption.

“Gross Redemption Yield” means the mid yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998 and last updated on 16/3/05) (as supplemented, amended or replaced from time to time) or on such other basis as the Trustee may approve.

(d)	Purchase: Subject to the requirements (if any) of any stock exchange on which the Notes may be listed at the relevant time the Issuers, the Guarantors or any Subsidiary thereof may at any time purchase Notes in the open market or otherwise at any price. Any Notes purchased may be retained for the account of the relevant purchaser or resold or otherwise dealt with at its discretion. The Notes so purchased, while held by or on behalf of any Issuer or any Guarantor or any Subsidiary thereof, shall not entitle the holder, inter alia, to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 13(a).

(e)	Cancellation: All Notes redeemed pursuant to Conditions 6(b) and (c) will be cancelled and may not be re-issued or resold. All Notes purchased pursuant to this Condition 6 may be cancelled or held, reissued or resold at the discretion of the relevant purchaser. Notes may be surrendered for cancellation by surrendering each such Note to the Principal Agent and if so surrendered shall be cancelled forthwith (and may not be reissued or resold) and the obligations of the Issuers and the Guarantors in respect of any such Notes shall be discharged.

7. Payments

(a)

Principal and Interest: Payments of principal and interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Notes or the appropriate Coupons (as the case may be) at the specified office of any Paying Agent (subject to Condition 7(b)) in sterling by credit or transfer to an account in sterling specified by the payee or, at the option of the payee, by a cheque in sterling. Payments of interest due in respect of any Note other than on an Interest Payment Date shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Note. Payments with respect to the Notes or the Coupons may not be made to an address or a bank account maintained within the United States or any of its possessions; neither the Notes nor the Coupons may be presented for payment within the United States or any of its possessions and demand for payment under the Notes or the Coupons may not be made within the United States or any of its possessions.

(b)	Payments subject to fiscal laws: All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 8. No commissions or expenses shall be charged to the Noteholders or the Couponholders in respect of such payments.

(c)	Surrender of unmatured Coupons: Each Note should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than 10 years after the Relevant Date (as defined in Condition 8) for the relevant payment of principal (whether or not the relevant Coupons would otherwise have become void pursuant to Condition 11).

(d)	Payment only on a Presentation Date: A Noteholder or a Couponholder, as the case may be, shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

“Presentation Date” means a day which (subject to Condition 11):

(i)	is or falls after the relevant due date;

(ii)	is a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment and a Business Day; and

(iii)	in the case of payment by credit or transfer to a sterling account as referred to above, is a day (other than a Saturday or Sunday) on which commercial banks are open for business in London.

In these Conditions, “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in New York City, London, Dublin and Sydney.

(e)	Paying Agents: The initial Paying Agents and their initial specified offices are listed below. The Issuers reserve the right at any time with the approval of the Trustee to vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will maintain: (i) a Principal Paying Agent; (ii) Paying Agents having specified offices in at least two major European cities approved by the Trustee (including London, so long as the Notes are listed on the Official List of the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 and admitted to trading on the London Stock Exchange plc’s market for listed securities, and Dublin or such other place as the Irish Stock Exchange may approve, so long as the Notes are admitted to the official list of the Irish Stock Exchange); and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in the Paying Agents or their specified offices will promptly be given to the Noteholders. The Paying Agents may not be United States persons, as defined for United States Federal income tax purposes, and their respective specified offices may not be located in the United States or any of its possessions.

8. Taxation

All payments in respect of the Notes by the Issuers and the Guarantors shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Relevant Taxing Jurisdiction (as defined below), unless the withholding or deduction is required by law or unless such withholding or deduction is in respect of income tax payable by an Issuer or a Guarantor which is referred to in section 126 of the Income Tax Assessment Act 1936 of Australia, in which case an Issuer or Guarantor is entitled to make a deduction or withholding. In such events, the Issuers or, as the case may be, the Guarantors will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no Additional Amounts shall be payable in relation to any payment in respect of any Note or Coupon for or on account of:

(a)	any tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Noteholder or Couponholder:

(i)	was a resident (whether or not holding the Note in the Relevant Taxing Jurisdiction), domiciliary or national of, engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction, as applicable, or otherwise had some connection with the Relevant Taxing Jurisdiction, as applicable, provided that the holder will not be regarded as having a connection with Australia for the reason that such holder is a resident of Australia where, and to the extent that, such tax is payable by reason of Section 128B(2A) of the Income Tax Assessment Act 1936 of Australia (as amended or replaced); or

(ii)	presented such Note or Coupon more than 30 days after the Relevant Date, except to the extent that such Noteholder or Couponholder would have been entitled to such Additional Amounts if it had presented such Note or Coupon for payment on any day within such period of 30 days;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or interest on, the Notes, Coupons or the Guarantee;

(d)	any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of, or that could have been avoided but for the failure to comply by the Noteholder or Couponholder with a request of an Issuer or a Guarantor notified to the Noteholders and Couponholders in accordance with Condition 17 to make any declaration of non-residence or other similar claim for exemption to any tax authority or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to or requirement for exemption from or non-application of all or part of such tax, duty, assessment or other governmental charge. Any declaration or similar claim for relief shall be given in respect of all payments in respect of the Notes of the Noteholder notwithstanding the actual source.

(e)	any tax, duty, assessment or other governmental charge that is:

(i)	imposed or withheld by reason of section 128F(5) or 128F(6) of the Income Tax Assessment Act of 1936 of Australia on the basis of the holder being an associate of the Issuers or any Guarantor for purposes of section 128F(9) of the Income Tax Assessment Act of 1936 of Australia;

(ii)	imposed or withheld as a consequence of a determination having been made under Part IVA of the Income Tax Assessment Act of 1936 of Australia (or any modification or substitute provision) by the Commissioner of Taxation that withholding tax is payable in respect of a payment;

(iii)	imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	payable by an Issuer or a Guarantor which is referred to in section 126 of the Income Tax Assessment Act 1936 of Australia; or

(v)	any combination of any of the foregoing items.

Additional Amounts will also not be paid on any payment on any Note or Guarantee to any Noteholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to those Additional Amounts had it been the actual holder of the affected Notes.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been received, notice to that effect has been duly given to the Noteholders by the Issuers in accordance with Condition 17.

“Relevant Taxing Jurisdiction” means any jurisdiction under the laws of which any Issuer or any Guarantor, or any successor to an Issuer or the relevant Guarantor, is organised or in which it is resident for tax purposes, or any political subdivision or taxing authority thereof or therein.

Any reference in these Conditions to principal and/or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or substitution for it under the Trust Deed.

9. Events of Default

The Trustee at its discretion may, and if so requested in writing by holders of not less than 25 per cent. in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to it being indemnified and/or secured to its satisfaction), give notice in writing to the Issuers and the Parent Guarantors that the Notes are, and they shall immediately become, due and payable at their principal amount together with accrued interest, if applicable, if any of the following events (each an “Event of Default”) shall have occurred:

(a)	Non-Payment: (i) If default is made in the payment of all or any part of the principal or premium of any of the Notes when the same shall become due and payable, whether at maturity, upon redemption or otherwise and such failure continues for a period of three business days; or (ii) if default is made in the payment of all or any instalment of interest upon any of the Notes as and when the same shall become due and payable, and such failure continues for a period of 30 calendar days;

(b)	Breach of covenant in the Trust Deed: The Issuers or any of the Guarantors fail to perform or observe any other obligation under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuers or the Guarantors (as the case may be) of notice requiring the same to be remedied;

(c)	Cross-default: The Issuers or any Guarantor fails to pay: (i) any Recourse Indebtedness, which default shall constitute a failure to pay an aggregate principal amount exceeding US$50 million (or its equivalent in any other currency or currencies, or currency unit or units) of such Recourse Indebtedness when due and payable after the expiration of any applicable grace period with respect to such default and shall have resulted in such indebtedness in such amount becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (ii) any Recourse Indebtedness, which nonpayment shall constitute a failure to pay an aggregate principal amount exceeding US$50 million (or its equivalent in any other currency or currencies, or currency unit or units) on the due date for payment (as extended by any applicable grace period) after demand for payment has been made, and in each such case without such indebtedness having been discharged or repaid, or such acceleration having been rescinded or annulled, within a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” under the Notes and demanding that the Issuers or any Guarantor cause such indebtedness to be discharged or repaid or cause such acceleration to be rescinded or annulled, shall have been given to the Issuer and the Guarantors by the Trustee;

(d)	Insolvency:

(i)

A court of competent jurisdiction makes an order or decree for relief in respect of any Issuer or any Guarantor or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy law, or adjudging any Issuer or any Guarantor or Material Subsidiary to be bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of any Issuer or any Guarantor or any Material Subsidiary under any applicable federal or state or other law, or an order for the winding up, or liquidation of any Issuer or any Guarantor or Material Subsidiary, or appoints a receiver, liquidator, custodian, trustee, assignee, administrator, sequestrator or similar official of any Issuer or any Guarantor or Material Subsidiary or of any substantial part of its property, except where such appointment is solely in respect of indebtedness that is not Recourse Indebtedness, and the order, appointment or entry is not stayed within 60 days of the order, appointment or entry, provided that such an order or decree shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of an Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes; or

(ii)	The commencement by any Issuer or any Guarantor or Material Subsidiary of a voluntary case or proceeding under any applicable bankruptcy law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Issuer or such Guarantor or Material Subsidiary, as the case may be, to the entry of a decree or order for relief in respect of any Issuer or any Guarantor or Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer or Guarantor or Material Subsidiary, or the filing by such Issuer or such Guarantor or Material Subsidiary of a petition or answer or consent seeking reorganisation or relief under any applicable federal or state law, or the consent by such Issuer or such Guarantor or Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or such Guarantor or Material Subsidiary or of any substantial part of the property of such Issuer or such Guarantor or such Material Subsidiary, except where such appointment or such taking of possession is solely in respect of indebtedness that is not Recourse Indebtedness, or the making by such Issuer or such Guarantor or Material Subsidiary of an assignment for the benefit of creditors, or the admission by such Issuer or such Guarantor or Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer or such Guarantor or Material Subsidiary in furtherance of any such action; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of an Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes; or

(iii)	If any Issuer or any Guarantor or any Material Subsidiary ceases, or threatens in writing to cease, to carry on the whole or substantially the whole of its business or stops payment generally, in each case which will have a material adverse effect on the ability of the Group as a whole to perform its payment and repayment obligations under the Trust Deed and in respect of the Notes; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of an Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes; or

(iv)	if any event occurs which, under the laws of any jurisdiction in which any Issuer or any Guarantor or any Material Subsidiary is incorporated or formed, has or will have, an analogous effect to any of the events referred to in Condition 9(d); provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of an Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes; and

(e)	Vitiation: If all or any material part of all or any material provision of the Guarantee given by a Guarantor is found to be invalid or incapable of being enforced,

provided that, in the case of the happening of any of the events described in (b), (c), (d) (i) (ii) and (iv) (other than, in the case of (d) (i) (ii) and (iv), in respect of any Parent Guarantor), or (e) the Trustee shall first have certified to the Issuers that such event is materially prejudicial to the interests of the Noteholders.

For the purposes of these Conditions:

“Recourse Indebtedness” means Indebtedness, whether currently existing or subsequently created, other than that as to which the liability of the obligor is limited to its interest in the collateral securing such Indebtedness, provided that no such Indebtedness shall constitute Recourse Indebtedness by reason of provisions therein for imposition of full recourse liability on the obligor for certain wrongful acts, environmental liabilities or other similar and customary exclusions from the scope of so-called “non-recourse” provisions.

“Material Subsidiary” means, at any particular time, a Subsidiary of any Issuer or any Guarantor: (a) whose (i) total assets or (ii) gross revenues (in each case (x) attributable to the relevant Issuer or Guarantor and (y) consolidated in respect of a Subsidiary which itself has Subsidiaries) are equal to or greater than 10 per cent. of the consolidated total assets or consolidated gross revenues, as the case may be, of the Group, in each case as calculated by reference to the then latest audited consolidated or, as the case may be, unconsolidated financial statements of the relevant Subsidiary or Subsidiaries and the then latest audited consolidated financial statements of the Group; or (b) to which is transferred all or substantially all of the business, assets and undertaking of a Subsidiary of any Issuer or Guarantor which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary of the Issuer or Guarantor shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary (subject in each case to the provisions of paragraph (a) above). A report by two Authorised Officers of any Issuer or Guarantor certified by the auditor of such Issuer or Guarantor that in their opinion a Subsidiary of the Issuer or Guarantor is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders and Couponholders.

10. Consolidation, Amalgamation or Merger:

None of the Issuers or the Guarantors shall consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person unless:

(a)	the person formed by such consolidation or into which any Issuer or any Guarantor is merged or the person that acquires by conveyance, transfer or lease the properties and assets of any Issuer or any Guarantor, as the case may be, substantially as an entirety shall be an entity, partnership or trust, and:

(i)	in the case of an Issuer or a Parent Guarantor, shall be organised and validly existing under the laws of Australia, New Zealand, the United Kingdom or the United States or any political subdivision thereof; or

(ii)	in the case of a Subsidiary Guarantor shall be organised and validly existing under the laws of its governing jurisdiction,

and shall expressly assume, by a supplemental Trust Deed, (x) in the case of any Issuer, the due and punctual payment of the principal of and any premium and interest on all outstanding Notes and the performance or observance of every other covenant of the Trust Deed on the part of that Issuer to be performed or observed or (y) in the case of a Guarantor, the performance or observance of the guarantee of that Guarantor and every other covenant of the Trust Deed on the part of such Guarantor to be performed or observed;

(b)	immediately prior to or after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Issuers or any Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default and no Potential Event of Default (as defined in the Trust Deed), shall have occurred and be continuing;

(c)	the person formed by such consolidation or into which any Issuer or any Guarantor is merged or to whom any Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased its properties or assets, agrees to indemnify each Noteholder and Couponholder against:

(i)	any tax, duty, assessment or governmental charge imposed on any such Noteholder or Couponholder or required to be withheld or deducted from any payment to such Noteholder or Couponholder as a consequence of such consolidation, merger, conveyance, transfer or lease by or on behalf of that jurisdiction or any political subdivision or taxing authority thereof or therein as at the date such consolidation, merger, conveyance, transfer or lease is effective; and

(ii)	any cost of expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(d)	the Person formed by such consolidation or into which any Issuer or any Guarantor is merged or to whom any Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased its properties or assets, agrees that it shall be subject to the rights and obligations in Condition 6(b) and Condition 8 to the same extent as such Issuer or Guarantor, subject to the terms of such Conditions, and that its jurisdiction of organisation (or any political subdivision or taxing authority thereof or therein) will be deemed a “Relevant Taxing Jurisdiction” as defined in Condition 8; and

(e)	the Issuers or Guarantor, as the case may be, have delivered to the Trustee a certificate signed by two of its Authorised Officers stating that such consolidation, merger, conveyance, transfer or lease and such supplemental Trust Deed comply with these Conditions and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of any Issuer or any Guarantor in accordance with this Condition 10, the successor entity formed by such consolidation or into which such Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor, as the case may be, under the Trust Deed with the same effect as if such successor entity had been named as such Issuer or Guarantor, as the case may be, herein and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Trust Deed and the Notes or Guarantees, as the case may be.

11. Prescription

Claims in respect of principal and interest will become void unless made as required by Condition 7 within a period of 10 years in the case of principal and five years in the case of interest from the appropriate Relevant Date.

12. Replacement of Notes and Coupons

If any Note or Coupon is mutilated or defaced it may be replaced at the specified office of the Principal Paying Agent in London subject to all applicable laws and stock exchange or other relevant authority requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuers may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

13. Meetings of Noteholders, Modification and Waiver and Substitution of Principal Debtor

(a)	Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of the Noteholders of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuers, any Guarantor or the Trustee and shall be convened by the Issuers upon request by Noteholders holding not less than 15 per cent. in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution of the Noteholders will be one or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia,

(i)	to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes,

(ii)	to reduce or cancel the principal amount of, or interest on, the Notes,

(iii)	to change the currency of payment of the Notes, or

(iv)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution of the Noteholders,

in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution of the Noteholders duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed and whether or not they voted in favour) and on all Couponholders.

(b)

Modification, Waiver and Determination: The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification to these Conditions or to the provisions of the Trust Deed which is in its opinion of a formal, minor or technical nature or is made to correct a manifest error or an error which in the opinion of the Trustee is proven, and (ii) any other modification, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders or (iii)

determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders). Any such modification, authorisation, waiver and any substitution effected pursuant to Condition 13(e) shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)	Written resolutions of 90 per cent. of Noteholders: The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Notes for the time being outstanding shall be as valid and effective as a duly passed Extraordinary Resolution of the Noteholders.

(d)	Entitlement of the Trustee: In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders and Couponholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuers, the Guarantors, the Trustee or any other person any indemnification or payment in respect to any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(e)	Substitution of Principal Debtor

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuers and the Guarantors to the substitution in place of any one or more of the Issuers as a principal debtor in respect of the Notes of any other company (the “Substituted Company”) provided that:

(i)	as necessary an irrevocable and unconditional guarantee is given by the Guarantors, on the terms set out in clause 7 of the Trust Deed, to the Trustee in a form satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company as such principal debtor;

(ii)	the Trustee is satisfied that the substitution will not be materially prejudicial to the interests of the Noteholders; and

(iii)	certain other conditions set out in the Trust Deed are complied with.

14. Enforcement

The Trustee may, at any time, at its discretion and without notice, institute such proceedings against the Issuers and/or the Guarantors or any of them as it may think fit to enforce the terms of the Trust Deed and the Notes and the Coupons, but it need not take any such proceedings or any other action under the Trust Deed unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by Noteholders holding at least one quarter in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured to its satisfaction. No Noteholder or Couponholder may proceed directly against the Issuers or any Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15. Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuers and any entity related to the Issuers without accounting for any profit.

16. Further Issues

The Issuers may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuers may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

17. Notices

Notices to Noteholders will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.

18. Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19. Governing Law

(a) Governing Law: The Trust Deed and the Notes are governed by and shall be construed in accordance with English law.

(b) Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and the Trust Deed and accordingly any legal action or proceedings arising out of or in connection with the Notes or the Trust Deed (“Proceedings”) may be brought in such courts. Each of the Issuers and the Guarantors have in the Trust Deed irrevocably submitted to the jurisdiction of such courts and waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

(c) Appointment of Process Agent: Each of the Issuers and the Guarantors have in the Trust Deed, irrevocably and unconditionally appointed Westfield Shoppingtowns Limited as its agent for service of process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

Principal Paying Agent

DEUTSCHE BANK AG, LONDON BRANCH

Paying Agent

DEUTSCHE INTERNATIONAL SERVICES (IRELAND) LIMITED

FORM OF ORIGINAL COUPON

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

WT FINANCE (AUST) PTY LIMITED	ISIN XS0222107186
WEA FINANCE LLC	Serial No. —
WESTFIELD EUROPE FINANCE PLC
£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 Coupon appertaining to a Note in the denomination of £50,000

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

Coupon for £2,750 due on 27 June 20 [06/07/08/09/10/11/12/13/14/15/16/17]

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC

By:

Authorised Officer

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Payments with respect to the Coupons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Coupons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Coupons may not be made within the United States or any of its possessions.

On the back:

Principal Paying Agent

DEUTSCHE BANK AG, LONDON BRANCH

Paying Agent

DEUTSCHE INTERNATIONAL SERVICES (IRELAND) LIMITED

SCHEDULE 4

FORM OF ORIGINAL TEMPORARY GLOBAL NOTE

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC

£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

WT FINANCE (AUST) PTY LIMITED, WEA FINANCE LLC and WESTFIELD EUROPE FINANCE PLC (the Issuers) for value received hereby promises to pay to bearer the principal amount of this temporary Global Note (being at the date hereof £600,000,000 (six hundred million Sterling)) on 27 June 2017 (or such earlier date as such principal amount may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the Conditions) of the Notes designated above (the Notes) set out in Schedule 3 to the Trust Deed dated 27 June 2005 (the Trust Deed) between the Issuers, Westfield Holdings Limited, Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust, Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust, Westfield Finance (Aust) Limited, Westfield Capital Corporation Limited, WCI Finance LLC, WT Finance (NZ) Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited, WFA Finance (Aust) Pty (as guarantors) and Deutsche Trustee Company Limited (as trustee) upon presentation and surrender of this temporary Global Note and to pay interest at the rate of 5.500 per cent. per annum on such principal amount in arrear on 27 June in each year together with such premium and other amounts in accordance with the Conditions. The aggregate principal amount from time to time of this temporary Global Note shall be £600,000,000 or, if less, that amount as shall be shown by the latest entry duly made in Appendix A hereto. Payment of interest hereon (if any) will only be made upon presentation of this temporary Global Note at the office of the Principal Paying Agent or at the office of any other Paying Agent specified in the Conditions and notation of any such payment shall be endorsed by or on behalf of the Principal Paying Agent in Appendix A hereto. Payments with respect to this temporary Global Note may not be made to an address or a bank account maintained within the United States or any of its possessions; this temporary Global Note may not be presented for payment within the United States or any of its possessions; and demand for payment under this temporary Global Note may not be made within the United States or any of its possessions.

On or after 8 August 2005 (the Exchange Date) this temporary Global Note may be exchanged in whole or part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a permanent Global Note (the Permanent Global Note) in bearer form in an aggregate principal amount equal to the principal amount of this temporary Global Note submitted for exchange with respect to which there shall be presented to the Principal Paying Agent a certificate dated as of the Exchange Date (or the first interest payment date, if earlier) from Euroclear S.A./N.V., as operator of the Euroclear System (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg) substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for a like part of the Permanent Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg and the specified office of each of the Principal Paying Agent).

Upon the purchase by or on behalf of any Issuer, any Guarantor or any Subsidiary of any Issuer or any Guarantor and cancellation of a part of this temporary Global Note in accordance with the Conditions, the portion of the principal amount hereof so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Appendix B hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so purchased and cancelled and, in each case, endorsed.

Payments

Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (a) to receive any payment of interest on this temporary Global Note except (subject to (b) below) upon certification as hereinafter provided or (b) on and after the Exchange Date, to receive any payment on this temporary Global Note. Upon any payment of principal or interest on this temporary Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuers on Appendix B hereto.

Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream, Luxembourg substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg and the specified office of each of the Paying Agents).

Upon any payment of principal and endorsement of such payment on Appendix A hereto, the principal amount of this temporary Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

Exhibit A

CERTIFICATE

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC (the Issuers)

£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 (the

Notes)

guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our Member Organisations), as of the date hereof, [£ [amount]] [all of the]* principal amount of the Notes (and beneficial interest therein) is owned (actually and beneficially) by (i) persons that are not United States persons within the meaning of the United States Internal Revenue Code of 1986, as amended (the Code, and such persons, United States persons), (ii) United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section l.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in the case of subclauses (a) and (b), each such United States financial institution has agreed, on its own behalf or through its agent, that it will, and that that we may advise the Issuers that it will, comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder), or (iii) United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and that United States or foreign financial institutions described in this Clause (iii) (whether or not also described in Clause (i) or (ii)) have certified, as of the date hereof, that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions and that we may so advise the Issuers.

*	[Use exact principal amount when less than all of the interests in the temporary Global Note are exchanged for interest in the Permanent Global Note; otherwise use “all of” language]

The undersigned covenants to Issuers that it will retain the certificates received from the Member Organizations for a period of at least four (4) calendar years following the receipt thereof.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the North Mariana Islands.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is also to certify with respect to such principal amount of Notes set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certificates with respect to such portion, substantially to the effect set forth in the Trust Deed.(*)

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated as of: , 200 (*)

Yours faithfully,

Euroclear S.A./N.V., as operator of the Euroclear System

By

Its

Clearstream, Luxembourg Bank, société anonyme

By

Its

(*)	The earlier of the Exchange Date or the first interest payment date under the Notes.

As used herein Exchange Date means 8 August 2005.

Any person appearing in the records maintained by Clearstream, Luxembourg or Euroclear as entitled to any interest in this temporary Global Note shall be entitled to require the exchange of an appropriate part of this temporary Global Note for an equivalent interest in a Permanent Global Note by delivering or causing to be delivered to Clearstream, Luxembourg or Euroclear a certificate or certificates in the following form (copies of which certificate will be available at the office of Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels and the specified office of each of the Paying Agents):

Exhibit B

CERTIFICATE

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC (the Issuers)

£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 (the

Notes)

guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

This is to certify that as of the date hereof, and except as set forth below, all of the Notes (and beneficial interests therein) held by you for our account are owned (actually and beneficially) by (i) persons that are United States persons within the meaning of the United States Internal Revenue Code of 1986, as amended (the Code, and such persons, United States persons), (ii) United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section l.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in the case of subclauses (a) and (b), each such United States financial institution has agreed, on its own behalf or through its agent, that it will, and that you may advise the Issuers that it will, comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder), or (iii) United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section l.163-5(c)(2)(i)(D)(7)), and that each United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) have also certified, as of the date hereof, that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions and that we may so advise the Issuers.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the Act) then this is also to certify that, except as set forth below (i) in the case of debt securities, the Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Notes are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Notes for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Notes in a transaction which did not require registration under the Act. As used in this paragraph, the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the North Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to £            of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated as of:             , 200    (*)

Name of Person giving the Certificate

By:

(*)	To be dated as of the earlier of the Exchange Date or the first interest payment date under the Notes.

Upon any exchange of a part of this temporary Global Note for an equivalent interest in the Permanent Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or endorsed.

The Permanent Global Note will be exchangeable in accordance with its terms for definitive Notes (the Definitive Notes) in bearer form with Coupons attached.

This temporary Global Note is subject to the Conditions and the Trust Deed and until the whole of this temporary Global Note shall have been exchanged for equivalent interests in the Permanent Global Note its holder shall be entitled to the same benefits as if he were the holder of the Permanent Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this temporary Global Note for the relevant interest in the Permanent Global Note shall be improperly withheld or refused by or on behalf of the Issuers) no person shall be entitled to receive any payment on this temporary Global Note.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This temporary Global Note is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuers has caused this temporary Global Note to be signed on its behalf.

Dated as of 27 June 2005

WT FINANCE (AUST) PTY LIMITED
WEA FINANCE LLC
WESTFIELD EUROPE FINANCE PLC

By:

Authorised Officer

This Global Note is authenticated by
or on behalf of the Principal Paying Agent
(without recourse, warranty or liability)

By:

Authorised Signatory

Appendix A

Schedule of Interest Paid

The following payments of interest on the temporary Global Note have been made:

Date of Payment	Amount of Interest	Notation made by or on behalf of the Principal Paying Agent
£

Appendix B

Schedule of Exchanges for interests in the Permanent Global Notes

The following exchanges of a part of this temporary Global Note for interests in the Permanent Global Note and/or purchases and cancellations of Notes represented by this temporary Global Note and/or payments of principal on this temporary Global Note have been made:

Date of Exchange/Purchase/Payment	Amount of decrease in principal amount of this temporary Global Note	Principal amount of this temporary Global Note following such decrease	Notation made by the Principal Paying Agent

	£	£

SCHEDULE 5

FORM OF ORIGINAL PERMANENT GLOBAL NOTE

ISIN: XS0222107186

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC

£600,000,000 aggregate principal amount of 5.500 per cent. Notes due 2017 guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

WT FINANCE (AUST) PTY LIMITED, WEA FINANCE LLC and WESTFIELD EUROPE FINANCE PLC (the Issuers) for value received hereby promises to pay to bearer the principal amount of this Permanent Global Note on 27 June 2017 (or in whole or where applicable in part on such earlier date as such principal amount or part thereof may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the Conditions) of the Notes designated above (the Notes) set out in Schedule 3 to the Trust Deed dated 27 June 2005 (the Trust Deed) between the Issuers, Westfield Holdings Limited, Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust, Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust, Westfield Finance (Aust) Limited, Westfield Capital Corporation Limited, WCI Finance LLC, WT Finance (NZ) Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited, WFA Finance (Aust) Pty (as guarantors) and Deutsche Trustee Company Limited (as trustee) upon presentation and surrender of this Permanent Global Note and to interest at the rate of 5.500 per cent. per annum on such principal amount payable in arrear on 27 June in each year together with such premium and other amounts as may be payable in accordance with the Conditions.

The aggregate principal amount from time to time of this Permanent Global Note shall be that amount not exceeding £600,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein or upon the redemption or purchase and cancellation of Notes represented hereby or exchanged for Definitive Notes as described below.

Exchange

Each Permanent Global Note is exchangeable in whole but not in part (free of charge to the holder) for definitive Notes described below (i) if the relevant Permanent Global Note is held on behalf of a clearing system and such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, (ii) if the Issuers would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any Relevant Taxing Jurisdiction which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Authorised Officers of any Issuer is delivered to the Trustee, or (iii) upon written notice to the Issuers by or on behalf of persons owning beneficial interests of 20% or more in the Permanent Global Note. Thereupon (in the case of (i) above) the holder may give notice to the Trustee, and (in the case of (ii) above) the Issuers may give notice to the Trustee and the Noteholders, of its intention to exchange the relevant Permanent Global Note for Definitive Notes on or after the Exchange Date specified in the Notice.

On or after the Exchange Date (as defined below) the holder of the relevant Permanent Global Note may surrender such Permanent Global Note to or to the order of the Paying Agent. In exchange for the relevant Permanent Global Note, the Issuers will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated definitive Notes in bearer form, serially numbered, in the denomination of £50,000 and integral multiples of £1,000 thereafter to a maximum of £99,000 (having attached to them all Coupons in respect of interest which has not already been paid on such Permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in Schedule 3 to this Trust Deed. On exchange of the relevant Permanent Global Note, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with any relevant Definitive Notes.

If a Definitive Note is issued prior to the first interest payment date under the Notes, the recipient of each Definitive Note shall make United States tax representations substantially identical to those set forth in the Certificates in Schedule 4 to this Trust Deed (Form of temporary Global Note), as of the date of the issuance of the Definitive Note, with appropriate modifications to take into account the fact that the issuance is of a Definitive Note (as opposed to a Temporary or Permanent Global Note). Such representations shall be in form and substance reasonably satisfactory to the Issuers and shall be made to the Issuers.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given pursuant to (i), (ii) or (iii) above and on which banks are open for business in the city in which the specified office of the Paying Agent is located and, except in the exchange pursuant to (i) above, in the cities in which the relevant clearing systems is located.

Payments

No payment will be made on a temporary Global Note unless exchange for an interest in the relevant Permanent Global Note is improperly withheld or refused. Payments of principal, premium (if any) and interest in respect of Notes represented by a Permanent Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of the relevant Permanent Global Note to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to each Permanent Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the Notes.

No person shall however be entitled to receive any payment on the Permanent Global Note falling due after the Exchange Date, unless exchange of the Permanent Global Note for Definitive Notes is improperly withheld or refused by or on behalf of the Issuers. Payments with respect to the Permanent Global Note may not be made to an address or a bank account maintained within the United States or any of its possessions; the Permanent Global Note may not be presented for payment within the United States or any of its possessions; and demand for payment under the Permanent Global Note may not be made within the United States or any of its possessions.

Notices

So long as the Notes are represented by the relevant Global Notes and such Global Note is held on behalf of Euroclear, Clearstream or any other clearing system as shall have been designated by the Issuers and approved by the Trustee (such approval not to be unreasonably withheld or delayed) (the “Alternative Clearing System”), notices to Noteholders may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for publication as required by the Conditions, provided that, so long as the Notes are listed by the UK Listing Authority and are admitted for trading on the London Stock Exchange plc’s market for listed securities and are admitted to the official list of the Irish Stock Exchange, the UK Listing Authority and the London Stock Exchange and the Irish Stock Exchange so agree.

Prescription

Claims against the Issuers and the Guarantors in respect of principal, premium (if any) and interest on the Notes while the Notes are represented by a Permanent Global Note will become void unless they are presented for payment within a period of 10 years (in the case of principal and premium (if any)) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 8).

Meetings

The holder of a Permanent Global Note will be treated at any meeting of Noteholders as having one vote in respect of each £1,000 in principal amount of the Notes for which a Permanent Global Note may be exchanged, provided always that such holder of a Permanent Global Note may not exercise any such vote unless the principal amount of Notes for which the relevant Permanent Global Note may be exchanged is equal to or exceeds £50,000. The Trustee may allow a person with an interest in the Notes in respect of which a Global Note has been issued to attend and speak at a meeting of Noteholders on appropriate proof of his identity and interest.

Purchase and Cancellation

Cancellation of any Note represented by a Global Note required to be cancelled following its redemption or purchase will be effected by endorsement by or on behalf of the Principal Paying Agent of the reduction in the principal amount of the relevant Global Note on the relevant part of the schedule thereto.

Trustee’s Powers

In considering the interests of Noteholders while a Permanent Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the relevant Permanent Global Note and may consider such interests as if such accountholders were the holder of the relevant Permanent Global Note.

Denominations

For so long as the Notes are represented by a Global Note and Euroclear and Clearstream, Luxembourg so permit, the Notes shall be tradeable in minimum nominal amounts of £50,000 and integral multiples of £1,000 thereafter. However, as specified under “Exchange” above, if definitive Notes are required to be issued they will only be printed and issued in denominations of £50,000 (and integral multiples of £1,000 thereafter to a maximum of £99,000). Trading in definitive notes in the denominations £51,000 to £99,000 may be more difficult. Further as specified under “Meetings” above, at any meeting of Noteholders while the Notes are represented by a Global Note any vote cast shall only be valid if the principal amount of Notes for which the relevant Permanent Global Note may be exchanged is equal to or exceeds £ £50,000.

Optional redemption

For so long as all of the Notes are represented by one or both of the Global Notes, no drawing of Notes will be required under Condition 6(c) in the event that the Issuers exercise their call option pursuant to Condition 6(c) in respect of less than the aggregate principal amount of the Notes outstanding at such time and in such event Notes to be redeemed under Condition 6(c) will be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System (as the case may be).

This Permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Permanent Global Note is governed by and shall be construed in accordance with English law.

In witness whereof the Issuers have caused this Permanent Global Note to be signed on their behalf.

Dated 27 June 2005

WT FINANCE (AUST) PTY LIMITED
WEA FINANCE LLC
WESTFIELD EUROPE FINANCE PLC

By:

Authorised Officer

This Note is authenticated by or on behalf of the Principal Paying Agent (without recourse, warranty or liability)

By:

Authorised Signatory

Schedule A

Principal Amount of this Permanent Global Note

The aggregate principal amount of this Permanent Global Note is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Increases in the principal amount of this Permanent Global Note following exchange of a part of the temporary Global Note for interest in this Permanent Global Note and reductions in the principal amount of this Permanent Global Note following redemption or the purchase and cancellation of Notes are entered in the third and fourth columns below.

Date	Reason for change in the principal amount of this Permanent Global Note[1]	Amount of such change	Initial principal amount and principal amount of this Permanent Global note following such change		Notation made by or on behalf of the Principal Paying Agent (other than in respect of the initial principal amount)

27 June 2005	Not applicable	Not applicable	€	zero	Not applicable

[1]	State whether increase/reduction following (1) exchange of part of Temporary global Note (2) redemption of Notes or (3) purchase and cancellation of Notes.

Schedule B

Interest Payments in respect of this Permanent Global Note

The following payments of interest in respect of this Permanent Global Note and the Notes represented by this Permanent Global Note have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or and payable on behalf of the Principal Paying Agent
	£	£

SCHEDULE 6

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	The following expressions shall have the following meanings:

(a)	voting certificate means a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(i)	that on that date Bearer Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were deposited with such Paying Agent (or to its order at a bank or other depository) and that such Notes will not be released until the earlier of:

(A)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(B)	the surrender of the certificate to the Paying Agent which issued it; and

(ii)	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such certificate;

(b)	block voting instruction means a document in the English language issued by a Paying Agent and dated in which:

(i)	it is certified that Bearer Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with such Paying Agent (or to its order at a bank or other depository) and that such Notes will not be released until the earlier of:

(A)	the conclusion of the meeting specified in such document or any adjournment of it; and

(B)	the surrender, not less than 48 hours before the time fixed for such meeting or adjournment of the receipt for each such deposited Note which is to be released to the Paying Agent which issued it and the notification of such surrender by such Paying Agent to the Issuer;

(ii)

it is certified that each depositor of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the votes attributable to his Notes so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

(iii)	the total number and the serial numbers of the Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

(iv)	any person named in such document (a proxy) is authorised and instructed by such Paying Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (iii) above as set out in such document.

(c)	24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all the places aforesaid; and

(d)	48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places aforesaid.

2. A holder of a Bearer Note may obtain a voting certificate from a Paying Agent or require a Paying Agent to issue a block voting instruction by depositing his Note with such Paying Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

3. Each of the Issuers, the Guarantors and the Trustee at any time may, and the Issuers shall upon a request in writing of Noteholders holding not less than 15 per cent. in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve. The Trustee may, in its discretion, convene a single meeting of the Noteholders and the holders of securities of other series.

4. At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed (but, except for an Extraordinary Resolution, it shall not be necessary to specify in such notice the terms of any resolution to be proposed) and shall include a statement to the effect that Bearer Notes may be deposited with (or to the order of) any Paying Agent for the purpose of obtaining voting certificates or appointing proxies not later than 48 hours before the time fixed for the meeting. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and the Issuer (unless the meeting is convened by the Issuer) and the Guarantors (unless the meeting is convened by the Guarantors).

5. A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuers may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6. At any such meeting any one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 18 the quorum shall be one or more persons present in person holding Notes or Voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

7. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Issuers and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. If within

15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 18 the quorum shall be one or more persons so present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-quarter in principal amount of the Notes for the time being outstanding. The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8. At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

9. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

10. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuers, the Guarantors, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11. If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. The Issuers, the Guarantors and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or a representative.

14. At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each £1,000 principal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxy named in any block voting instruction need not be a Noteholder.

16. Each block voting instruction shall be deposited at the registered office of the Issuers, or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuers or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

18. A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

(a)	to sanction any proposal by the Issuers or the Guarantors for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuers or the Guarantors whether such rights shall arise under this Trust Deed or otherwise;

(b)	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds, or other obligations or securities of the Issuers or any other body corporate formed or to be formed;

(c)	to assent to any modification of this Trust Deed, the Notes or the Coupons which shall be proposed by the Issuers, the Guarantors or the Trustee;

(d)	to authorise anyone to concur in and do all such things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(e)	to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

(f)	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(g)	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7, shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 18 or for the purpose of making any modification to the provisions contained in this Trust Deed, the Notes or the Coupons which would have the effect of:

(i)	modifying the maturity of the Notes or the dates on which Interest is payable in respect of the Notes; or

(ii)	reducing or cancelling the principal amount of, or interest on, the Notes; or

(iii)	changing the currency of payment of the Notes; or

(iv)	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(v)	amending this proviso.

19. An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting, and upon all the Couponholders and each of the Noteholders and Couponholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

20. Extraordinary Resolution means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

21. A resolution in writing signed by or on behalf of the holder of not less than 90 per cent. in principal amount of the Notes who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

22. Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuers or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23. Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders but subject to consultation with the Issuers and the Guarantors prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

(a)	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

(b)	as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

24. If the Trustee determines that the matters to be considered at any meeting (whether the same shall have been convened or not) affect or may affect the interests of the Noteholders differently from those of the holders of further bearer or registered notes, bonds or debentures, then (if already given) any notice convening a meeting of Noteholders shall be deemed to have convened separate meetings of the Noteholders and the holders of such further bearer or registered notes, bonds or debentures and (if not already given) such separate meetings shall be convened and the provisions of this Schedule shall apply mutatis mutandis to such separate meetings.

SCHEDULE 7

CERTIFICATE

To:	The Trustee

(as defined in the Trust Deed referred to below)

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD EUROPE FINANCE PLC (the Issuers)

£600,000,000 GUARANTEED 5.500% NOTES DUE 2017 (the Notes)

guaranteed by

WESTFIELD HOLDINGS LIMITED

Westfield Management Limited in its capacity as responsible entity and trustee of

WESTFIELD TRUST

Westfield America Management Limited in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

and certain of their subsidiaries

Capitalised terms not otherwise defined in this certificate have the meanings given to them in the Trust Deed dated 27 June 2005 in relation to the Notes, between the Issuers, Westfield Holdings Limited, Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust, Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust, Westfield Finance (Aust) Limited, Westfield Capital Corporation Limited, WCI Finance LLC, WT Finance (NZ) Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited, WFA Finance (Aust) Pty (as guarantors) and Deutsche Trustee Company Limited (as trustee) (the Trust Deed).

We, [    ] and [    ], being two Authorised Officers of [WT Finance (Aust) Pty Limited/Westfield Europe Finance plc/WEA Finance LLC/Westfield Holdings Limited/Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust/Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust]*, hereby certify pursuant to [clause 18.1(f)] of the Trust Deed that as at a date not more than seven days before the date of this certificate (the Relevant Date) there did not exist and had not existed since [the Relevant Date of the previous certificate]/[the date of execution of the Trust Deed]** any Event of Default or Potential Event of Default and during the period from and including [the Relevant Date of the last such certificate]/[the date of execution of the Trust Deed]** to and including Relevant Date of this certificate each of the Issuers and the Guarantors has complied with all its obligations contained in the Trust Deed.

*	Delete as appropriate.
**	In the case of the first such certificate following execution of the Trust Deed.

DATED —

[Authorised Officer]

[WT Finance (Aust) Pty Limited/Westfield Europe Finance plc/WEA Finance LLC/Westfield Holdings Limited/Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust/Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust]*

[Authorised Officer]

[WT Finance (Aust) Pty Limited/Westfield Europe Finance plc/WEA Finance LLC/Westfield Holdings Limited/Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust/Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust]*

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Signed as a DEED by Domenic Panaccio	)
acting by power of attorney	)	DOMENIC PANACCIO
for and on behalf of each of:

WT FINANCE (AUST) PTY LIMITED

WESTFIELD EUROPE FINANCE PLC

WEA FINANCE LLC

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD TRUST

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

WESTFIELD FINANCE (AUST) LIMITED

WESTFIELD CAPITAL CORPORATION LIMITED

WCI FINANCE LLC

WT FINANCE (NZ) LIMITED

WESTFIELD TRUST (NZ) LIMITED

WESTFIELD FINANCE (NZ) LIMITED

WFA FINANCE (AUST) PTY LIMITED

THE COMMON SEAL of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED was affixed to this deed	)
in the presence of:	)

CLIVE RAKESTROW
Associate Director

JASON MISTRY
Assistant Secretary